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Xylem Inc.

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Xylem Inc.

2022 Proxy Statement

Notice of Annual Meeting of Shareholders

May 12, 2022

Xylem Inc.2020 Proxy Statement Notice of Annual Meeting of Shareholders May 13, 202

Xylem Inc.2020 Proxy Statement Notice of Annual Meeting of Shareholders May 13, 202

1 International Drive

Rye Brook, NY 10573

On behalf of the Board of Directors, it is our pleasure to invite you to attend Xylem’s 2022 Annual Meeting of Shareholders. The meeting will be held at 11:00 a.m. Eastern Time on May 12, 2022. Due to continuing caution regarding COVID-19, and to support the health and well-being of our shareholders, director nominees, officers and employees, this year’s Annual Meeting will be virtual. It will be held entirely online via live webcast at www.virtualshareholdermeeting.com/XYL2022.

Dear Xylem Shareholders,

Much of the world entered 2021 on a tide of cautious optimism, as vaccination rates rose and economies stabilized. Then, the second half brought unwelcome new challenges in the form of novel COVID variants, deepening supply chain constraints, and rising inflation. Yet, despite volatility in the marketplace, the Xylem team delivered mid-single digit organic revenue growth, greater than 20% orders growth, continued margin expansion, and 21% growth in adjusted earnings per share. Our resilience is clearly a credit to the entire team and our partners.

But it’s also true that we are strongly positioned on durable, long-term trends that underpin our strategy. Three meaningful moments in 2021 offer windows into how we think about those trends, and how we are capitalizing on them to create value for our shareholders:

•	Our 10th anniversary
•	Our 2021 Investor Day affirming our growth trajectory
•	Our commitment to Net Zero greenhouse gas emissions

Xylem Turns Ten: A Decade of Market-beating Value Creation

On October 31, 2021, Xylem officially turned ten years old. A decade earlier, we began trading as XYL on the New York Stock Exchange. Back in 2011, water wasn’t being traded as a commodity on futures exchanges. There were no water-centric mutual funds. Even the broader concepts of “sustainability” and “ESG investing” were still early in their development. So, that act of creation – spinning out our former parent’s water-related businesses – was a test of a provocative idea: that water presented a compelling investment thesis.

If creating a water-focused company was a great idea, it wasn’t necessarily an obvious one. But, then, perhaps we were fortunate that the insight at Xylem’s core was unproven enough that its full value was yet to be recognized. We hope Xylem’s original shareholders consider themselves fortunate, too. By the time of Xylem’s 10-year anniversary, their total returns of 424% were more than 2x the DJIA, and more than 1.5x the S&P 500 over the same period.

The intervening decade has brought tremendous change, of course – both externally and in the continuous improvement of your company. But the core idea at Xylem’s founding has endured: solving water and water management will drive long-term, sustainable value creation. This was an insight ten years ago. And it remains an ongoing – even intensifying – trend, as the world’s water challenges increase.

Investor Day: Digital Acceleration and Growth Trajectory

Our investment thesis, our strategy, and our continuing growth are still rooted in that trend, today. In 2021, its acceleration was reflected in robust global demand. Orders rose 23%, and we exited the year with record backlogs.

With trends driving durable, growing demand, the strategy we discussed at our September Investor Day focused on how to maximize Xylem’s considerable competitive advantages. We are better positioned now than at any time in our ten-year history. Our investments – both in R&D and M&A – have established a leadership position in digital water solutions, a category we helped create. For customers, the value of digital solutions is compelling: breakthroughs in affordability and efficiency, paired with reduced operational cost and complexity.

As long-term trends drive value into water management, generally, demand for digital water solutions is growing even faster. By 2025, we expect 50% of revenues to flow from digital and connected products. Digital solutions are more sustainable and, in addition to higher potential growth, have a margin profile that is both attractive and accretive.

In the short term, having more digital technologies than our competitors has meant greater impact from the ongoing global microprocessor shortage that continues to challenge the technology sector. For example, mechanical water meters were more readily available than digital meters in the latter part of 2021. Even so, customers continued to shift to digital because of the inarguably greater value it delivers.

At Investor Day, we shared our growth and financial framework looking ahead to 2025, along with our plans to achieve its goals by enhancing customer experience to accelerate water’s digital transformation; accelerating localization – especially in emerging markets – and expanding coverage in underserved regions; eliminating business complexity, driving cost leadership, and simplifying our business; fostering a diverse, equitable and inclusive culture to cultivate and retain top talent, and strengthening our core portfolio at the same time we enable digital infrastructure. If you weren’t able to join us for our Investor Day, we encourage you to access the replay on our website.

Commitment to Net Zero: Raising Our Own Bar on Sustainability

Almost as soon as our Investor Day discussions concluded, we publicly announced Xylem’s commitment to Net Zero greenhouse gas (GHG) emissions.1 It’s a commitment aligned with our view that the value Xylem creates is both economic and social – and that our sustainability as an enterprise depends on the interdependence of the two. Sustainability is, after all, tied inextricably to our business strategy. Water systems become more sustainable by becoming more efficient – and vice versa - and our products and solutions deliver that efficiency.

So, when we promote the decarbonization of the water sector, for example, we are both mission-driven and commercially motivated. They go hand-in-hand. In this sense, sustainability is our business. It’s at the heart of our mission to solve the world’s greatest water challenges.

Having your mission at the foundation of your business strategy is a differentiator in a competitive labor market that increasingly values meaning in work. And if engagement is one indicator of the meaning our colleagues find in working at Xylem, then we appear to be heading in the right direction. Our 2021 employee survey attracted 86% participation, and reflected higher engagement ratings than prior surveys.

Xylem also rose to the top 10 of Barron’s 100 Most Sustainable Companies, this year. It is a great tribute to everything the team has achieved. Yet, as gratifying as that kind of recognition is, we remain focused on the significant work ahead. As a sustainability leader, we have to keep challenging ourselves, and keep raising the bar. For example, in a sector notable for its fairly narrow demographics, we’re working hard to build an increasingly diverse and inclusive culture. Diverse perspectives drive innovation, make us more competitive, increase customer satisfaction, and create value for our shareholders and stakeholders. Diversity is, in short, essential to achieving our strategy.

The Fundamental – and Rising – Value of Water

As we write this, the conflict in Ukraine is foremost in our thoughts. We are making sure our colleagues in and around Ukraine are safe and secure, along with their families. Our teams have stepped up to help each other, our partners and the communities we serve. As shocking as the events have been, the stories of compassion and support emerging from the region – including those by Xylem colleagues and partners – are nothing short of moving.

We know we are privileged, indeed, to work on solving challenges at the center of life. Water’s place in the prosperity of communities, nations, and regions is ever more visible and valued. And our opportunity to solve the biggest water challenges of our time – for now and for the future – has never been greater.

We appreciate your continued confidence in Xylem and in our team. Thank you for investing in solving water.

Sincerely,

Robert F. Friel Board Chair

Patrick K. Decker President & CEO

[1]

Specifically, we committed to preliminary Science-Based Targets (SBTi) aligned to limiting global temperature increase to 1.5°C above pre-industrial level, in line with the Paris Agreement, by 2030 and net zero greenhouse gas (GHG)emissions (Scope 1, 2 and 3) before 2050.

1 International Drive

Rye Brook, NY 10573

Notice of 2022 Annual Meeting of Shareholders

March 29, 2022

Date and Time:	Thursday, May 12, 2022, at 11:00 a.m. ET
Virtual Meeting:	www.virtualshareholdermeeting.com/XYL2022
Agenda:

1.  Election of 11 director nominees named in the Proxy Statement.

2.  Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

3.  Advisory vote to approve the compensation of our named executive officers.

4.  Transact such other business as may properly come before the meeting.

Record Date:	March 14, 2022
Mailing or Availability Date:	Beginning on March 29, 2022, this Notice of Annual Meeting and the 2022 Proxy Statement are being mailed and made available to shareholders of record as of March 14, 2022.
Voting by Proxy:

YOUR VOTE IS VERY IMPORTANT. Whether or not you attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the following methods. Make sure you have your proxy card, voting instruction form, or notice of internet availability in hand and follow the instructions.

☐ By Phone: In the U.S. or Canada, vote toll-free by calling 1-800-690-6903

☐ By Internet: Go to www.proxyvote.com

☐ By Mail: Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided.

In the event you attend and participate in the virtual Annual Meeting, you may, if so desired, revoke the proxy by voting your shares during the meeting.

Attending the Virtual-Only Annual Meeting:

Shareholders who wish to attend and participate in the virtual Annual Meeting, including to vote, should review the “Voting and Meeting Information” section (starting on page 68) for details on how to do so.

As part of our precautions regarding the coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders, director nominees, officers and employees, the Board of Directors has, after careful consideration, determined to conduct the Annual Meeting exclusively online via live webcast. The Board of Directors believes this is the right decision for Xylem and its shareholders at this time as the virtual Annual Meeting will facilitate shareholder attendance and participation while safeguarding the health of our shareholders, the director nominees, officers and employees. You will be able to attend the virtual Annual Meeting online, view the list of shareholders of record as of March 14, 2022, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XYL2022.

By Order of the Board of Directors,

Kelly C. O’Shea VP, Chief Corporate Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting:

Our 2022 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 will be available online at www.proxyvote.com and are currently available on our website at www.xylem.com under “Investors.”

Cautionary Note Regarding Forward-Looking Statements

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements (including those related to our social, environmental and other sustainability goals) that are not historical facts are forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking, and other statements in this Proxy Statement regarding our environmental and other sustainability plans and goals, are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Readers of this Proxy Statement are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Xylem 2022 Proxy Statement | 1

Proxy Statement Summary

This Proxy Statement was prepared in connection with the solicitation of proxies by the Board of Directors of Xylem Inc. (“Xylem” or the “Company”) for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Below are highlights of certain information in this Proxy Statement. We encourage you to read the entire Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 before you vote.

2022 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Record Date	Location
May 12, 2022 at 11:00 a.m. ET	March 14, 2022	Virtual at www.virtualshareholdermeeting.com/XYL2022

Agenda Items:

Proposal		Board Recommendation	Page Reference
1	Election of directors	FOR (each nominee)	8
2	Ratification of the appointment of Deloitte & Touche LLP for 2022	FOR	16
3	Advisory vote to approve named executive officer compensation	FOR	21

In light of the ongoing coronavirus (“COVID-19”) pandemic and concerns for the safety of our shareholders, director nominees, officers and employees, Xylem’s 2022 Annual Meeting will be held exclusively online via a live webcast. Shareholders of record as of the close of business on March 14, 2022 (the record date) will be able to attend the virtual Annual Meeting, vote their shares electronically, submit questions and view the list of shareholders as of the record date, by visiting www.virtualshareholdermeeting.com/XYL2022. To log into the meeting, use the 16-digit control number included on your Notice, proxy card or the instructions that accompanied your proxy materials. We designed the format of this year’s virtual Annual Meeting so that our shareholders who attend will be afforded the same rights and opportunities to participate as they would have had had the meeting been held in person. For additional information, please see “How do I attend and participate in the online Annual Meeting?” in the “Voting and Meeting Information” section. Beginning on March 29, 2022, the Notice of Annual Meeting and the 2022 Proxy Statement are being mailed and made available to shareholders of record as of March 14, 2022.

HOW TO VOTE YOUR SHARES

You may vote using any of the following methods if you were a shareholder as of the close of business on March 14, 2022

By Phone +1-800-690-6903 (US and Canada only)	Online www.proxyvote.com
By Mail Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided	Annual Meeting Vote online during the virtual Annual Meeting

2  | Xylem 2022 Proxy Statement

OUR STRATEGY, VISION AND VALUES

Our overarching strategy is to help customers solve the world's greatest water and resource challenges with innovative products, services and solutions to deliver sustainable economic, social and environmental benefits. The following five strategic pillars guide where and how we focus our efforts and resources to implement this strategy:

We seek to partner with customers to meet their needs, and the needs of their stakeholder, through our broad portfolio of unmatched products, services and solutions. We are focused on several key areas, beginning with making it easier for customers to do business with Xylem and access the full range of our capabilities. As part of this, we implement a digital platform to enable customers to discover, select, get price quotes, and purchase our offerings. Second, we seek to lead the way as digital technologies transform our sector by further integrating our digital solution portfolio and broadening our solution sales, digital literacy and marketing capabilities company-wide. Third, we seek to help customers get the most out of their systems by providing world-class services that ensure improved uptime, efficiency and resilience. We partner with them by providing powerful, integrated lifecycle services and solutions.

We continue to invest in localizing our capabilities in the emerging markets. We will continue building innovation, product management and engineering teams in these regions, expanding our market coverage in key growth markets such as China, India, Eastern Europe and Africa. We seek to address the base of the pyramid population by providing water and sanitation needs with new solutions and business models.

We seek to create new customer offerings that help solve water challenges more powerfully than ever before, while also providing our Company with rapid growth opportunities. We are focused on building and enabling infrastructure for digital growth by making our hardware, networks and software applications interoperable, and creating a common software experience. This will further strengthen our core product offerings, and deliver strategic, sustainable innovations that will help us tap into new markets through advanced technology and new business models.

We seek to continue embedding a continuous improvement mindset throughout the Company and will continue to improve our efficiency, simplify our business and manage costs to support continued growth. We are committed to eliminating business complexity by streamlining internal bureaucracy and expanding standard business platforms and processes to help people do their jobs. This will free up time to ensure that we focus on work that creates customer value. Other focus areas include removing unnecessary costs from our end-to-end value chain to free up resources for growth, and building resilience and sustainability into our supply chain to protect our ability to serve customers.

We continue to foster an empowering, mission-driven, diverse, equitable and inclusive culture. We continue to build leadership succession depth and breadth in keeping with our commitment to developing the next generation of leaders. We will also further align our incentives, including share-based and performance-based compensation, and organizational structure to our strategy, favoring approaches to drive “one company” skills, mindset and behaviors, and stakeholder value creation.

While our strategy will evolve in response to the changing world, our four core values are the enduring principles that go to the heart of who we are and guide how we conduct ourselves each day: Respect, Responsibility, Integrity, Creativity.

And, most important, our strategic plan firmly embeds sustainability at the heart of our competitive advantage and unique business model, and aligns each of our five core strategic pillars and to our overarching goal of integrating sustainability into everything we do.

Xylem 2022 Proxy Statement | 3

CORPORATE GOVERNANCE - HIGHLIGHTS

What’s New?

Continuous improvement is a mindset that we bring to all aspects of our Company, including corporate governance, sustainability, culture, compensation and risk. We regularly review and implement improvements to these aspects of our Company that will benefit our shareholders and other stakeholders. This year’s updated items include:

➣    A refreshed and enhanced Code of Conduct that provides colleagues with a more engaging and interactive experience on highly relevant topics given the Company’s strategy and evolution

➣    Updated Stock Ownership Guidelines, increasing the CEO holding multiple to 6X annual base salary (from 5X) and increasing the Senior Vice Presidents’ holding multiple to 3X annual base salary (from 2X)

➣    Enhanced disclosure on Human Capital – see page 24

➣    Enhanced disclosure on our Commitment to Sustainability – see page 37

We are committed to sound corporate governance that promotes the long-term interests of our shareholders and other stakeholders, strengthens Board and management accountability, and helps build trust in the Company. The “Corporate Governance” section describes our governance framework, which includes the following highlights:

Board Matters

✔ All directors are independent except our CEO (92%)

✔ Independent Chair

✔ Overall Board and committee meeting attendance of 99% in 2021

✔ All directors elected annually

✔ Regularly-scheduled executive sessions of the independent directors of the Board and each committee without management present

✔ Robust director nominee selection process with commitment to diverse candidate pools

✔ Diverse and skilled Board

✔ Balance of new and more experienced directors, as 45%

    of the director nominees have a tenure of <5 years

✔ 4 fully independent Board committees

✔ Oversight by Board and its committees of strategy, risk, including cybersecurity, and human capital, diversity, equity and inclusion

✔ Oversight by Board of environmental, social and governance (“ESG”) approach, including regular updates by management to the Nominating & Governance Committee

✔ Annual Board, committee and individual director self-assessments, with periodic facilitation by a third-party advisor (most recently in 2021)

✔ Comprehensive orientation program for new directors

✔ Directors may not stand for re-election after age 72

✔ Actively managing Board succession with a focus on diversity of thought & background, C-suite and global leadership experience

Shareholder Matters
✔ Majority voting with a director resignation policy for directors in uncontested elections ✔ Shareholder proxy access right ✔ Regular engagement with shareholders	✔ Shareholders have the right to call special meetings ✔ Annual “say on pay” advisory vote ✔ One class of stock ✔ No poison pill

We value the views of our shareholders and believe that fostering positive relationships with our shareholders is critical to our long-term success. To help management and the Board understand and consider the issues that matter most to our shareholders, we regularly engage with shareholders on a range of topics related to the Company's performance, strategy for long-term growth, governance profile, compensation philosophy, and efforts regarding sustainability and social value creation. See “Shareholder Engagement Program” in the “Corporate Governance” section for more information.

4  | Xylem 2022 Proxy Statement

OUR 2022 DIRECTOR NOMINEES1

10 of 11 Nominees are independent	3 of 11 Nominees are Women	2 of 11 Nominees are ethnically or racially diverse	5 of 11 Nominees have origins outside the U.S.	6 of 11 Nominees have CEO experience	6.4 Years average tenure

1 Based on diversity characteristics with which each director nominee identifies.

OUR COMMITMENT TO SUSTAINABILITY - HIGHLIGHTS

At Xylem, sustainability is at the center of who we are and what we do.  As a leading global water technology company, we address one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. Technology is playing an increasingly important role in helping the world solve water issues. We have a long history of innovation, and are focusing on the powerful capabilities of smart technology, integrated management and data analytics.

Xylem approaches sustainability as a way to generate economic value while also creating value for society. Accordingly, we leverage sustainability in our decision-making toward long-term value creation for our shareholders, customers, employees and the communities in which we operate. Xylem is helping to create a water-secure world while creating economic and social value in the following three ways:

This shared value approach is designed to generate increased economic and social value and requires our business, environmental and social aims to mutually thrive. To this end, we are focused on minimizing negative environmental and social impacts across our value chain and using technology and alternative business models that benefit society and the communities in which they are implemented.

In 2021, we continued to align our sustainability, operational and financing strategies across our value chain, adding to our suite of green financing tools an ESG-linked demand deposit account that links yield on deposits to achievement of our 2025 Sustainability Goals. This follows our completion in 2020 of a $1 billion Green Bond offering, the proceeds of which were allocated to projects that help improve water accessibility, water affordability and water systems resilience, and our 2019 execution of the first sustainable improvement loan in the US General Industrial Sector, which ties the Company’s borrowing rates to our Sustainalytics rating, an important barometer of Xylem’s continued commitment to sustainability.

Xylem 2022 Proxy Statement | 5

Further underscoring Xylem’s continued commitment to sustainability, in 2021, the Company augmented its sustainability-linked compensation for all of our named executive officers (“NEOs”), as well as a broader group of executives, with a special, one-time grant of performance share units with goals that are based on five of our 2025 Sustainability Goals. A portion of the individual component of the 2021 Annual Incentive Compensation for our President & Chief Executive Officer and our Senior Vice President & Chief Sustainability Officer was again tied to Xylem’s sustainability performance as rated by Sustainalytics. In addition, the individual component of the 2021 Annual Incentive Compensation for our segment Presidents again included the safety performance of their businesses as measured by injury frequency and risk reduction index.

Xylem Watermark, our corporate social responsibility program, has a mission to provide education and access to safe water to enable healthy lives, build resilient communities, and inspire and attract the next generation of leaders. With approximately 13,000 employees participating in 2021, our employee-led volunteerism enhances the Company’s commitment to employee retention, recruiting, and collaboration in the communities in which we live and work. Xylem Watermark’s expansion strategy, which includes an integrated stakeholder engagement and humanitarian disaster response model, continues to position us to engage a larger ecosystem to empower communities globally.

Xylem’s ongoing commitment to sustainability and the results we have achieved have led to our inclusion on several of the world’s most prestigious sustainability equity indexes, as well as several other notable sustainability recognitions. We are also proud signatories to a number of important sustainability compacts, pledges and mandates, and are committed to continuous improvement against the core elements of each, and better understanding and managing our own opportunities and risks in the ESG arena.

OUR CONTINUED RESPONSE TO THE COVID-19 PANDEMIC

As the COVID-19 pandemic continues to evolve, the Company remains focused on a set of guiding principles we developed at the onset of the pandemic in 2020 to help us manage through the crisis:

➢	Providing for the safety and well-being of our employees, customers, partners and communities;
➢	Serving our customers and communities; and
➢	Identifying opportunities and longer-term implications for the Company coming out of the pandemic.

Since the pandemic started, our Board of Directors and management have worked diligently to assess the impacts of the ongoing pandemic on all facets of the Company, closely monitoring the health and well-being of our employees; and examining the pandemic-related macroeconomic and financial impacts, the effects on the Company’s customers and operations of governmental mandates to combat the pandemic, the resilience of the Company’s supply chain, the Company’s business continuity strategy, and investors’ perspectives.

Our COVID-19 Response Team, initially deployed in March 2020, is responsible for Xylem's Pandemic Plan, to aid in prevention, preparedness, response and recovery at our sites and across the Company. From the outset, Xylem has taken measures to protect the health and safety of our employees and work with our customers to minimize potential disruptions. In the first quarter of 2020, we implemented a support pay program for employees impacted by COVID-19, and an essential services premium pay program for the benefit of employees whose roles are classified as an “essential service” and, as such, are required to work either onsite at a Xylem facility or in the field supporting customers during periods of mandated stay at home or similar measures. These programs remained in place through  2021 and will be evaluated for continuation as necessary going forward. In addition, our leadership team held listening sessions with employees who were also caregivers to understand their unique challenges and evolve our support accordingly. In order to maintain a safe work environment for our employees, our production facilities spread out operations over multiple shifts and implemented other protective measures, such as temperature screening and social distancing, while maintaining operational capabilities. Many of our offices globally have transitioned to substantially remote work from home status, with no material disruption to operations, financial reporting systems, internal control over financial reporting or disclosure controls and procedures. And as public health officials ease recommendations and regulations regarding stay at home measures, our COVID-19 Response Team is applying a set of Xylem “Return to Workplace” health and safety guidelines for remote workers returning to our facilities.

6  | Xylem 2022 Proxy Statement

As detailed in the “Commitment to Sustainability” section, Xylem is committed to empowering and assisting the communities in which we live and work. Through Xylem Watermark, our corporate social responsibility program, we continue to work with our non-profit partners to support our communities, including those heavily affected by COVID-19, with a particular focus on providing Water, Sanitation and Hygiene (“WASH”) services to underserved communities and clinics.

EXECUTIVE COMPENSATION – HIGHLIGHTS

We provide our NEOs with short- and long-term compensation opportunities that encourage performance to enhance shareholder value while avoiding excessive risk-taking. Our Leadership Development & Compensation Committee (“LDCC”) aligns our NEOs’ compensation with shareholder interests through a balanced and competitive equity program design that uses a mix of restricted stock units, performance share units and stock options. A significant portion of our NEOs’ pay is performance-based, capped and not guaranteed, and in 2021 made up approximately 87% of total direct compensation for our CEO and approximately 74% of total direct compensation for our other NEOs (see charts below). In 2021, we received strong shareholder support (85.5%) in our say on pay advisory vote. See “2021 Advisory Vote to Approve Executive Compensation” in the “Compensation Discussion and Analysis” section.

2021 NEO Total Direct Compensation Mix*:

*Percentage of pay is based on annual target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) and excludes any one-time awards granted upon hire.

Highlights of our executive compensation include:

What We Do	What We Don’t Do

✔  Pay-for-performance

✔  Double-trigger change of control provision

✔  Peer group selection

✔  Annual compensation risk assessment

✔  Proactive management of share utilization

✔  Compensation benchmarking

✔  Clawback policy

✔  Balanced compensation design

✔  Stock ownership guidelines

✔  Insider trading policy

✔  Engage an independent compensation consultant

✔  Annual “say on pay” shareholder vote

✘  No executive perquisites

✘  No special retirement for NEOs

✘  No tax gross-ups

✘  No fixed-term employment contracts

✘  No repricing of stock options or cash buy-outs of underwater stock options

✘  No pledging, hedging or shorting permitted

Xylem 2022 Proxy Statement | 7

PROPOSALS TO BE VOTED ON AT THE 2022 ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

We are a global water technology company committed to solving critical water and infrastructure challenges with innovation.  Our Board, through its Nominating & Governance Committee, regularly reviews the experience, skills and qualifications needed to properly oversee the interests of the Company and its shareholders, taking into account the Company's short- and long-term strategies and evolving global operations. The Nominating & Governance Committee then compares those attributes to those of the current directors and potential director candidates. The Nominating & Governance Committee conducts targeted efforts to identify and recruit individuals that have the requisite experience, skills and qualifications, keeping in mind our commitment to actively seek qualified women and individuals from minority groups to include in the pool of candidates from which directors are selected. Directors and candidates should be persons of the highest personal and professional ethics, integrity and values, with significant accomplishments and recognized stature, who bring a diversity of backgrounds and perspectives to the Board, and are committed to representing the long-term interests of the shareholders. Our Board believes that the director nominees have the appropriate mix of experience, skills, qualifications and attributes needed to lead the Company at the Board level.

Xylem's Director Nominees - Experience, Skills, Qualifications & Attributes

C-Suite Leadership	Operational Expertise	Diversity of Thought & Background

Corporate Governance	Strategy	Global Business

Technology & Innovation	Relevant Industry Expertise	Sales & Marketing

Financial	Risk Management	Talent Management

Xylem's Current Board of Directors and Director Nominees[1] - Composition
Name	Age**	Director Since	Principal Occupation	Independent	AC	LDCC	NG	FC
Jeanne Beliveau-Dunn	62	2017	CEO & President, Claridad LLC	✓		✓		✓
Patrick K. Decker	57	2014	President & CEO, Xylem Inc.	CEO
Robert F. Friel	66	2012	Former Chairman, President & CEO, PerkinElmer, Inc.	✓ Chair			✓
Jorge M. Gomez	54	2019	EVP & CFO, Dentsply Sirona Inc.	✓	C*	✓
Victoria D. Harker	57	2011	EVP & CFO, TEGNA, Inc.	✓			✓	✓
Steven R. Loranger	70	2011	Former Chairman, President & CEO, ITT Corp.	✓		✓		C
Surya N. Mohapatra[1]	72	2011	Former Chairman, President & CEO, Quest Diagnostics Inc.	✓	✓	✓
Mark D. Morelli	58	2022	President & CEO, Vontier Corporation	✓
Jerome A. Peribere	67	2013	Former President & CEO, Sealed Air	✓	✓	C
Markos I. Tambakeras	71	2011	Former Chairman, President & CEO, Kennametal, Inc.	✓	✓		C
Lila Tretikov	44	2020	Corporate VP & Deputy Chief Technology Officer, Microsoft	✓			✓	✓
Uday Yadav	59	2020	President & COO, Electrical Sector, Eaton	✓	✓		✓

* = Financial Expert

C = Committee Chair

**Ages shown as of the date of the 2022 Annual Meeting

1 Dr. Mohapatra will be retiring from the Board of Directors with his term ending at the 2022 Annual Meeting, and therefore the size of the Board will be reduced accordingly as of the Annual Meeting.

8  | Xylem 2022 Proxy Statement

Xylem's Director Nominees – Diversity*

irector Tenure  0-2 1  3-6 2  7-10 7   Director Age    Diversity – Gender & Ethnicity  Women 2  Ethnic Diversity 2   Diversity –  Glob

Director Tenure
Average Tenure - 6.4
0-2
3-6
7-10
Director Age
Average Age - 61
40-45
50-55
56-60
61-65
>65
Gender & Racial/Ethnic Diversity
55% Diverse
Gender
Ethnicity
Non-Diverse
Global Origin
45% Born Outside the US
Asia Pacific
North America
Latin/South America
EMEA

*Tenure and age as of the date of the 2022 Annual Meeting; gender, ethnicity and global origin as identified by the director nominees

All director nominees will be elected for a one-year term.

The Board has determined that each nominee, other than our CEO, Mr. Decker, is independent from the Company and management.  Each nominee brings experience, expertise and diverse perspectives that will contribute to the overall strength of the Board in its oversight role. Each of the nominees currently serves on our Board, and each nominee was elected by our shareholders with the exception of Mr. Morelli, who was appointed by the Board effective February 3, 2022. Mr. Morelli was initially recommended to the Nominating & Governance Committee by one of our directors and then subsequently referred to a search firm retained by the Committee to conduct the candidate evaluation in the ordinary course. Each nominee agreed to be named in this Proxy Statement and to serve as a director, if elected. If a director nominee becomes unavailable for election, the persons named as proxy will have the right to use their discretion to vote for a substitute, or the Board may reduce the size of the board. For more information regarding director nominations and qualifications, see the “Board Composition and Refreshment” section. The following are summaries of the business experience and other qualifications of each of the director nominees.

Our Board of Directors recommends that you vote FOR the election of each of the director nominees

Xylem 2022 Proxy Statement | 9

Director Nominees

Jeanne Beliveau-Dunn, 62 Independent Director Director since 2017	Patrick K. Decker, 57 President & Chief Executive Officer Director since 2014
Committees: • Finance • Leadership Development & Compensation

Qualifications, Attributes and Skills

As a former executive and a director of other public companies, Ms. Beliveau-Dunn brings extensive innovation and technology experience and critical perspectives on strategy to our Board.  She also brings significant experience in international operations, sales and marketing, sustainability, business transformation and talent management, including building network operations and security teams. Ms. Beliveau-Dunn is a leading voice on digitization and a pioneer in cloud, software-as-a-service and cybersecurity and business productivity software.

Qualifications, Attributes and Skills

Mr. Decker brings to our Board valuable global leadership experience, expertise in strategy, business operations, sustainability, finance and risk management and extensive knowledge of emerging markets and relevant industries, including the water industry. He also brings deep experience leading and integrating transformative acquisitions and executing other strategic transactions.

Professional Experience

•      Chief Executive Officer & President of Claridad, LLC, a digital and IoT consulting firm that provides Software-as-a-Service and services around automation and security, since April 2018

•      Vice President & General Manager of Cisco Systems Inc., a global technology company, where she managed the products and services business and operations, and built and operated centers of excellence, learning and knowledge, and innovation practices for scale

•      During her 22-year career at Cisco, she built effective networking, digital and security solutions, including strategies for IoT in smart cities and industrial and energy markets.

•      Fellow of the National Association of Corporate Directors

•      President of the Board of the IoT Talent Consortium, a membership-driven non-profit organization, from 2016 through March 2018

Professional Experience

•      President & Chief Executive Officer of Xylem from March 2014 to present

•      President & CEO and Director of Harsco Corporation, a global industrial services company, from October 2012 to March 2014

•      Prior to joining Harsco, served in a number of leadership roles for Tyco International’s Flow Control business, ultimately serving as President of Tyco Flow Control, a leader in industrial flow control solutions

•      Earlier in his career, held a number of progressively responsible financial leadership positions at Bristol-Myers Squibb Company, including nine years of service in Latin America and Asia

•      Started his career as an auditor for Price Waterhouse LLP, now PricewaterhouseCoopers, LLP

•      Serves on the advisory council for the Dean of the Kelley School of Business at Indiana University

•      Member of the Bipartisan Policy Center’s Executive Council on Infrastructure

•      Member of the Energy and Environment Committee of the Business Roundtable

Other Public Company Boards

•      Columbus McKinnon Corp. (2020-present)

•      Edison International and its publicly-listed subsidiary, Southern California Edison Company (2019-present)

•      Sykes Enterprises, Inc. (May 2021 – September 2021)

10  | Xylem 2022 Proxy Statement

Robert F. Friel, 66 Independent Board Chair Director since 2012	Jorge M. Gomez, 54 Independent Director Director since 2019
Committees: • Nominating & Governance	Committees: • Audit (Chair) • Leadership Development & Compensation

Qualifications, Attributes and Skills

As former President, CEO and Chairman of a large public company and a seasoned director, Mr. Friel brings extensive experience in global technology companies as well as deep strategic, financial, tax and board leadership experience. Mr. Friel also brings to our Board expertise in leadership development, risk management, corporate governance, including executive compensation, as well as experience leading and integrating strategic transactions.

Qualifications, Attributes and Skills

Mr. Gomez brings to our Board extensive global business experience and broad financial expertise, including financial and business strategy, tax strategy and planning, and capital deployment. He also brings significant experience in corporate governance, risk management, talent development and M&A analysis, execution and integration.

Professional Experience

•      Served as Chief Executive Officer of PerkinElmer, Inc., a multinational corporation focused on human and environmental health, from January 2008 until his retirement in December 2019

•      One of the primary architects of PerkinElmer's transformation into a global technology leader

•      Joined PerkinElmer in 1999 and held a variety of positions, including Executive Vice President & Chief Financial Officer, with responsibility for business development and information technology, in addition to his oversight of the finance function

•      Served as PerkinElmer’s President of Life and Analytical Sciences, and President & Chief Operating Officer

•      Prior to joining PerkinElmer, held several global financial executive positions, including Vice President & Treasurer, over 19 years with AlliedSignal, Inc. (now Honeywell International Inc.)

Professional Experience

•      Executive Vice President & Chief Financial Officer of Dentsply Sirona, Inc., a manufacturer of professional dental products and technologies, since August 2019

•      Served as Chief Financial Officer of Cardinal Health, a global, integrated healthcare solutions company, from January 2018 to August 2019

•      Held a variety of positions at Cardinal Health from 2006 until being named CFO in January 2018, including chief financial officer of the Medical segment, chief financial officer of the Pharmaceutical segment, corporate treasurer and corporate controller

•      Previously, held positions at General Motors Corporation, including executive and managerial posts in New York, Singapore, Belgium, and Brazil

•      Served on the Mount Carmel Health System Board of Trustees, the executive board of Red Oak Sourcing, the Business Advisory Council at Miami University, and the Dublin Food Pantry board

Other Public Company Boards • West Pharmaceutical Services, Inc. (2020-present) • NuVasive, Inc. (2016-present) • PerkinElmer, Inc. (2006-2019); Chairman (2009-2019)	Other Public Company Boards • Pear Therapeutics, Inc. (2021 – present)

Xylem 2022 Proxy Statement  |  11

Victoria D. Harker, 57 Independent Director Director since 2011	Steven R. Loranger, 70 Independent Director Director since 2011
Committees: • Finance • Nominating & Governance	Committees: • Finance (Chair) • Leadership Development & Compensation

Qualifications, Attributes and Skills

Ms. Harker brings to our Board extensive global business experience with a wide-ranging management and financial background and experience in the digital transformation of businesses. Ms. Harker’s deep experience as both a sitting CFO and director of other public companies provides additional critical skills, including with respect to governance, strategic and transformative transactions, cybersecurity, operations, risk management, capital allocation, audit and compliance.

Qualifications, Attributes and Skills

As former Chairman, President & CEO of ITT Corporation, Mr. Loranger brings an in-depth understanding of the Company’s historical operations, as well as valuable institutional knowledge to our Board. He has extensive strategic, operational and manufacturing experience with global industrial and technology companies, including experience leading and integrating transformative acquisitions and executing other strategic transactions.

Professional Experience

•      Executive Vice President & Chief Financial Officer of TEGNA, Inc., a media company innovating in the digital age, since June 2015 when Gannett Co. spun off its broadcast and digital businesses; in 2017, TEGNA spun off and sold its digital businesses

•      CFO of Gannett from July 2012 to June 2015

•      Prior to joining Gannett in 2012, served as the CFO and President of Global Business Services of the AES Corporation, a diversified, multinational power generation and utility company

•      Prior to joining AES in 2006, held several key leadership roles including Acting CFO and Treasurer of MCI and CFO of MCI Group, a unit of World-Com Inc.

•      Member of the American University Advisory Council for the Kogod School of Business

•      Member of the board of the State Council of Higher Education for Virginia

•      Served as a trustee on the Board of Visitors of the University of Virginia (2012 – 2016) and continues to serve on a number of advisory boards

Professional Experience

•      Chairman, President & Chief Executive Officer of ITT Corporation, our former parent, a global manufacturing company, from 2004 until his retirement in October 2011

•      Interim President & Chief Executive Officer of Xylem Inc. from September 2013 until March 2014

•      Executive Vice President & Chief Operating Officer of Textron, Inc. from 2002 to 2004

•      Held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc. from 1981 to 2002, including serving as President & Chief Executive Officer of its Engines, Systems and Services businesses

•      Senior Advisor to the CEO of FlightSafety International and member (Emeritus) of the Board of the National Air and Space Museum

Other Public Company Boards • K12 Inc. (2020-present) • Huntington Ingalls Industries (2012-present)	Other Public Company Boards • Edwards Lifesciences Corporation (2016-present)

12  | Xylem 2022 Proxy Statement

Mark D. Morelli, 58 Independent Director Director since 2022	Jerome A. Peribere, 67 Independent Director Director since 2013
Committees: • Audit • Leadership Development & Compensation (Chair)

Qualifications, Attributes and Skills

Mr. Morelli brings extensive leadership experience and global perspective, together with a deep background in industrial technology and innovation, business operations, manufacturing, and strategy. With nearly two decades of experience leading companies through transformative growth and innovation, he brings expertise in building smart and sustainable solutions, shaping high-performance teams, and advancing diversity, equity and inclusion in the workplace.

Qualifications, Attributes and Skills

As a former President & CEO of a large public company and a seasoned director, Mr. Peribere brings extensive knowledge of leadership, strategy, sustainability, risk management and executive compensation. Given his deep experience with global industrial companies, he also brings to our Board expertise in  manufacturing and operations, growth, integration of acquisitions, technology and product development.

Professional Experience

•      President & Chief Executive Officer of Vontier Corporation, a global industrial technology company focused on smarter mobility, since January 2020

•      Served as President & Chief Executive Officer of Columbus McKinnon Corporation, a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, from February 2017 to January 2020

•      Prior to joining Columbus McKinnon, served as President & Chief Operating Officer of Brooks Automation, Inc., and President & Chief Executive Officer of Energy Conversion Devices, Inc.

•      Served in a number of roles with United Technologies Corporation, including President, Carrier Commercial Refrigeration

•      Began his career as a U.S. Army officer and helicopter pilot

Professional Experience

•      President & Chief Executive Officer of Sealed Air, a global manufacturer of protective and specialty packaging for food and consumer goods, from 2013 until his retirement in 2017

•      Led the transformation of Sealed Air from a products-based company to a knowledge-based company, with a more unified organization through the company’s rebranding, and renewed commitments to creating customer value and sustainability

•      Previously served as the President & Chief Operating Officer of Sealed Air

•      From 1977 through 2012, held various leadership roles at The Dow Chemical Company, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials from 2009 through August 2012

Other Public Company Boards • Vontier Corporation (2020-present)	Other Public Company Boards • Ashland Global Holdings Inc. (2018-present) • Sealed Air (2012-2017)

Xylem 2022 Proxy Statement  |  13

Markos I. Tambakeras, 71 Independent Director Director since 2011	Lila Tretikov, 44 Independent Director Director since 2020
Committees: • Audit • Nominating & Governance (Chair)	Committees: • Finance • Nominating & Governance

Qualifications, Attributes and Skills

As a result of his Board leadership and CEO experience, Mr. Tambakeras brings critical high-level perspective and corporate governance expertise to the Board. Having worked in increasingly responsible positions for several manufacturing companies, including leadership positions in South Africa and the Asia-Pacific region, Mr. Tambakeras possesses deep strategic and global industrial experience and an extensive background in international operations, emerging markets and strategic acquisitions.

Qualifications, Attributes and Skills

Ms. Tretikov is a leading expert on artificial intelligence and business transformation and brings extensive innovation and technology experience to our Board.  She also brings valuable perspectives related to her experience applying a cross-disciplinary approach to creating solutions that address some of the world's most challenging problems and empower humanity through technology.  Ms. Tretikov founded a company in the field of computational genomics while at college and has numerous patents and articles to her name in the field of technology-enabled business transformations.

Professional Experience

•      President & Chief Executive Officer of Kennametal, Inc. from 1999 until his retirement in 2005; Chairman from 2002 to 2006

•      President, Industrial Controls Business, Honeywell Incorporated from 1995 to 1999

•      Chair of the Board of Make-A-Wish Foundation International since 2016

•      Member of the Board of Trustees of the Barrow Neurological Foundation since 2021

•      Served on the Boards of Trustees of Loyola Marymount University and Arizona State University

•      Served on the President’s Council on Manufacturing

•      Served as the Chairman of the Board of Trustees of the Manufacturers Alliance/MAPI, the manufacturing industry’s leading executive development and business research organization

Professional Experience

•      Corporate Vice President & Deputy Chief Technology Officer of Microsoft, a technology company, from April 2020 to present

•      Joined Microsoft in April 2018 as Corporate Vice President, Artificial Intelligence, Perception and Mixed Reality

•      Served as Senior Vice President of Engie SA, a multinational energy company, and CEO and vice chairman of the Terrawatt Initiative, a non-profit organization launched by Engie and other multinationals with a mission to alter the Earth’s ecology through energy transition to CO2-negative systems, from December 2016 to December 2019

•      Chief Executive Officer and Executive Director of The Wikimedia Foundation and Wikipedia Endowment, the non-profit organization that supports Wikipedia, from 2014 to 2016

•      Earlier in her career, held a number of leadership positions at technology companies, including as founder and CEO of a business that was ultimately acquired by Ameritrade

•      Serves on the boards of a number of private companies

•      Co-founder of nam.R SA, a software company based in Paris, and has served on its board of directors since 2018; shares of nam.R were listed on Euronext N.V. in June 2021

Other Public Company Boards • Volvo Cars AB (2021 – present) • nam.R SA (2018 – present)

14  | Xylem 2022 Proxy Statement

Uday Yadav, 59 Independent Director Director since 2020

**Note that Dr. Surya Mohapatra will retire from the Board as of the 2022 Annual Meeting, after more than 10 years of valuable service. Accordingly, the size of the Board will be reduced to eleven directors as of the Annual Meeting.

Committees: • Audit • Nominating & Governance

Qualifications, Attributes and Skills

Mr. Yadav brings to our Board valuable global leadership experience and expertise in business operations, strategy and risk management, as well as extensive knowledge of emerging markets. He also brings more than 20 years of industrial experience and global P&L leadership serving diverse sectors, including heavy industry, aerospace, and automotive, and deep experience in deploying new product and service solutions and developing new business models.

Professional Experience

•      President & Chief Operating Officer, Electrical Sector, for Eaton, a power management company, from July 2019 to present

•      Joined Eaton in 1999 and held leadership positions in all of the company’s operating groups, as well as corporate-wide roles, including in India, China, Europe and the United States

•      Prior to joining Eaton, worked with Aeroquip-Vickers, which was acquired by Eaton, and Lucas Engineering & Systems, based in the UK

•      Serves on the board of Hopewell, a therapeutic farm community addressing mental illness

Xylem 2022 Proxy Statement  |  15

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor. The Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Deloitte has served as the Company’s independent auditor since 2011. The Audit Committee believes this tenure results in enhanced audit quality and audit plans focused on key risk areas, as well as operational efficiencies gained by leveraging Deloitte’s deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls. The Audit Committee periodically considers the rotation of the Company’s independent auditor because the Committee believes it is important for the registered public accounting firm to maintain independence and objectivity.

The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s independent audit in determining whether to reappoint the firm. The Audit Committee carefully considers performance factors including:

• independence and objectivity, including processes for monitoring and maintaining independence
• professional qualifications, expertise and performance of key members of the engagement team
• resources, technical capability and expertise, particularly given the complexity of our global operations
• historical and 2021 performance, including responsiveness, quality, efficiency and coordination of services provided
• extent, quality, clarity and candor of communications
• report on quality, including the results of the peer review program
• annual client service assessment and feedback from management regarding the firm’s overall performance
• industry-specific experience and insights
• external data relating to audit quality and performance, including the Public Company Accounting Oversight Board (“PCAOB”) inspection results on the independent auditor and its peer firms
• good faith negotiation and appropriateness of fees charged for audit and non-audit services
• length of time serving in this role, the benefits of longer tenure and the impact of changing auditors
• alignment to the Company’s values and commitment to diversity, equity and inclusion

In conjunction with the mandated rotation every five years of the independent auditor’s lead engagement partner, the Audit Committee oversees and participates in the selection of our lead engagement partner. The selection process starts with management interviews of candidates who meet professional, industry and personal criteria, including diversity of thought and background, experience with complex global clients, and industry-specific experience, among others. Management recommends a finalist candidate to the Committee. The Committee Chair then interviews the finalist and, in consultation with the Committee, considers management’s recommendation and approves appointment of the new lead audit engagement partner, most recently for 2021. This individual is expected to serve in this capacity through the end of the 2025 audit.

16  | Xylem 2022 Proxy Statement

Fees of Audit and Other Services

The aggregate fees for professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte and related affiliates”) for the years ended December 31, 2021 and 2020 were approximately as follows:

	2021	2020
	(In thousands)
Audit Fees (1)	$6,713	$6,435
Audit-Related Fees (2)	185	45
Tax Compliance Services	8	86
Tax Planning and Consulting Services	0	63
Total Tax Services (3)	8	149
All Other Fees (4)	3	4
Total	$6,909	$6,633
(1)	Fees for audit services billed consisted of:
•	Audit of the Company’s annual financial statements and internal controls over financial reporting;
•	Reviews of the Company’s quarterly financial statements;
•	Statutory and regulatory audits, consents and other services related to SEC matters; and
•	Financial accounting and reporting consultations.

The audit service fee increase between 2020 and 2021 is due to: a) an agreed-to fee increase for 2021, and b) incremental audit services for statutory purposes.

(2)	Fees for audit-related services consisted of:
•	Audits and other attest work related to subsidiaries (other than statutory audits); and
•	Other miscellaneous attest services.
(3)	Fees for tax services consisted of tax compliance and tax planning and consulting services. Details of these services include:
•	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and review amounts to be included in tax filings.
•

Tax planning services are services and advice rendered with respect to the tax impact of regulatory changes and proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services include tax advice related to intra-group structuring.

(4)	Fees related to the Company’s subscription to research tools and assistance with market-based research.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor. The Audit Committee has adopted a policy for the pre-approval of certain services provided by the independent auditor. Under the policy, pre-approval is generally provided for specific categories of audit, audit-related, tax and other services incremental to the normal auditing function, subject to approval by the Chief Financial Officer or Chief Accounting Officer. These categories include the following: employee benefit plan audits; acquisition and disposition services, including due diligence; audits of subsidiaries and other attest services unrelated to the consolidated audit; tax compliance and certain tax planning advice work; accounting consultations and support related to generally accepted accounting principles in the United States; and reviews and consultations on internal control matters.

Audit, audit-related and non-audit services that have not been pre-approved under the policy must be specifically      pre-approved by the Audit Committee. In addition, if fees for any audit or non-audit services pre-approved under the policy exceed a pre-determined aggregate amount during any fiscal year, any additional proposed audit or non-audit services to be performed by the independent auditors must be specifically pre-approved by the Audit Committee. The Committee Chair is authorized to pre-approve audit and non-audit services up to $100,000 on behalf of the Committee between meetings, provided such decisions are presented to the full Committee at its next regularly-scheduled meeting.  All audit, audit-related and non-audit services described above were pre-approved by the Audit Committee. The Committee considers non-audit fees and services when assessing auditor independence.

The Audit Committee has determined that continued retention of Deloitte as our independent auditor for 2022 is in the best interests of the Company and its shareholders. The appointment of Deloitte for 2022 is being submitted for shareholder ratification with a view toward soliciting the opinion of shareholders which shall be taken into consideration in future deliberations. If the shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment and consider this when appointing the independent auditor for the fiscal year ending December 31, 2023.

Xylem 2022 Proxy Statement  |  17

Representatives of Deloitte attended all meetings of the Audit Committee in 2021. Representatives of Deloitte are expected to be present during the online Annual Meeting, will have the opportunity to make a statement, if desired, and are expected to be available to respond to pertinent questions.

Our Board of Directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022

18  | Xylem 2022 Proxy Statement

AUDIT COMMITTEE REPORT

Xylem’s Audit Committee reports to and acts on behalf of the Board of Directors. The Committee operates under a written charter adopted by the Board, which can be found on the Company’s website, www.xylem.com, under “About Xylem,” then “Investors” and then “Corporate Governance.” The Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to reflect the evolving role of the Committee. A description of the primary responsibilities of the Audit Committee is included under “Board Committees — Audit Committee” (see page 32).

Overview of Committee’s Key 2021 Topics and Actions. The Audit Committee met seven times in 2021. Meeting agendas are established by the Audit Committee Chair. During 2021, the Committee fulfilled each of its duties and responsibilities as outlined in its charter, including, among other things:

•	Met with senior members of the Company’s financial management team at each Committee meeting;
•

Held separate executive sessions during its regular meetings, including with the Company’s General Counsel, General Counsel of Ethics & Compliance, Chief Financial Officer, Chief Internal Auditor and the independent auditors, during which candid discussions regarding compliance matters, financial management, accounting, auditing and internal controls issues took place;

•	Reviewed the scope and plans for the internal auditor and independent auditors’ audits;
•	Reviewed significant accounting policies, the impact of new accounting pronouncements, and new disclosure requirements;
•	Reviewed with the independent auditors the 2021 Critical Audit Matter;
•	Reviewed with management, including the General Counsel and Chief Internal Auditor, and the independent auditors, significant risks and exposures identified by management;
•	Reviewed oversight of compliance with legal and regulatory requirements;
•

Reviewed the overall adequacy and effectiveness of the Company’s legal, regulatory, business ethics and anticorruption programs, including the Company’s Code of Conduct and related enhancements to the Code in 2021;

•	Reviewed the Company’s tax rates, controversies and strategy;
•	Reviewed the Company’s enterprise risk management program and processes;
•

Received updates no less than quarterly on management’s framework and process to assess the adequacy of internal control over financial reporting, and management’s conclusions on the effectiveness thereof;

•

Reviewed with the independent auditors the Company’s internal controls assessment process, management’s assessment of the internal controls over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal controls over financial reporting;

•	Reviewed with management and the independent auditors the Company’s earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, prior to filing with the SEC; and
•	Reviewed the performance and effectiveness of the Company’s internal audit function.

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit Committee assists the Board with its oversight of Xylem’s independent registered public accounting firm, including assessment of the firm’s qualifications, performance and independence. The Committee is responsible for appointing, compensating, and overseeing the work of the independent auditor, including periodically reviewing and evaluating the performance of the lead audit engagement partner, overseeing the required rotation of the lead audit engagement partner every five years, and reviewing and considering the selection of the new lead audit engagement partner who commenced with the 2021 fiscal year. Deloitte has served as Xylem’s independent registered public accounting firm since 2011.

The Audit Committee recognizes the importance of maintaining the independence of Xylem’s auditor. In 2021, the Committee received and reviewed the written disclosures and letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Committee around independence. The Audit Committee also discussed with Deloitte the firm’s independence from Xylem and management, including a review of the nature and amount of fees paid to Deloitte for non-audit services and the compatibility of such services with maintaining Deloitte’s independence (see page 17 for details on Deloitte’s 2021 fees for audit and non-audit services). The Committee concurs with Deloitte’s conclusion that they are independent from Xylem and its management. As detailed in Proposal 2, the Audit Committee

Xylem 2022 Proxy Statement  |  19

has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Review and Recommendation Regarding Financial Statements. Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Xylem’s independent auditor, Deloitte, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States, as well as expressing an opinion on the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management and Deloitte. The Committee also discussed with Deloitte the matters required to be discussed by applicable PCAOB standards. In addition, the Committee has received from Deloitte the written disclosures required by the PCAOB concerning independence, and has discussed with Deloitte its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for 2021, which was filed with the U.S. Securities and Exchange Commission.

Audit Committee of the Company’s Board of Directors:

Jorge M. Gomez, Chair Surya N. Mohapatra, Ph.D. Jerome A. Peribere	Markos I. Tambakeras Uday Yadav

20  | Xylem 2022 Proxy Statement

PROPOSAL 3 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Our Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation.  As part of that commitment, and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, our shareholders are being asked to approve a non-binding advisory resolution on the compensation of our NEOs as disclosed in this Proxy Statement. This proposal provides shareholders the opportunity to express their views on our 2021 executive compensation program and policies. In considering your vote, you should review the information on our compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” section.

At our 2021 Annual Meeting of Shareholders, our shareholders approved our NEO compensation, with approximately 85.5% of votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our executive compensation program. Similarly, during our annual outreach of shareholders to solicit their input on a range of topics related to executive compensation and governance matters, our top shareholders expressed strong support of our executive compensation program. As a result, we continued our general approach to our executive compensation program through fiscal year 2021.

The Company’s Leadership Development & Compensation Committee (“LDCC”) considers the following when designing the executive compensation:

•     alignment of executive and shareholder interests by providing incentives linked to key financial and non-financial performance metrics, including environmental, social and governance, which the LDCC believes will help drive long-term shareholder value creation;

• the ability of executives to achieve long-term shareholder value creation without undue business risk;
• the creation of a clear link between an executive’s compensation and his/her/their individual contribution and performance (pay-for-performance);
• the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and
• comparability to the practices of peers in the industries in which we operate and other similar companies generally.

The Board recommends you vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

While the results of the vote are advisory in nature, the Board and the LDCC value feedback from shareholders and will carefully consider the outcome of the vote as part of the ongoing evaluation of the Company’s executive compensation philosophy and design. For a description of our annual shareholder outreach efforts regarding compensation and governance, see “Shareholder Engagement Program” in the “Corporate Governance” section.

The Board has adopted a policy of providing for annual advisory votes on executive compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes, the next such advisory vote will occur in 2023.

Our Board of Directors recommends that you vote FOR the Advisory Vote to Approve Named Executive Officer Compensation

Xylem 2022 Proxy Statement  |  21

CORPORATE GOVERNANCE

Role of The Board

of the Board Oversee the interests of all shareholders in the long-term health and overall success of the Company’s business and financial strength Serve as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders Oversee the Company’s strategy and risk Oversee the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and their internal controls, and the Company’s compliance with applicable laws and regulations

•    Oversee the interests of all shareholders in the Company’s long-term, business, financial strength and overall success

•    Serve as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders

•    Oversee the Company’s strategy and risk

•    Oversee the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and internal controls, and the Company’s compliance with applicable laws and regulations

•    Manage CEO selection, development and succession, and Board succession, in conjunction with the appropriate committees

Oversight of Strategy

One of the Board’s key responsibilities is overseeing the Company’s strategy. The Board has deep knowledge and expertise in this area and regularly discusses our strategic priorities and businesses, believing that oversight of our strategy is a continuous process that includes the following:

•

Each director participates in a comprehensive orientation program upon joining the Board (see the “Director Orientation and Continuing Education” section) where he/she/they gain an understanding of Xylem’s strategy, businesses and operations.

•

At each of its meetings, the Board receives information and updates from our President & CEO, our Chief Strategy & Digital Officer, business presidents and other senior leaders with respect to the Company’s strategy, execution and competitive landscape, including updates with respect to key areas such as innovation, research and development, sustainability, talent and operations.

•	Matters of strategy are also discussed at committee meetings, as relevant, given each committee’s specific focus and expertise.
•

One Board meeting per year is dedicated to an intensive review and discussion of the Company’s strategic plans. During this meeting, the Board engages with the President & CEO, senior leaders and other members of management regarding long-range strategy, business objectives, the competitive landscape, key market opportunities, customer and economic trends, innovation and technology, key talent considerations and other developments. This review also includes our strategic approach to sustainability and ESG matters, given their importance to Xylem’s business.

•	The independent directors hold regularly-scheduled executive sessions without management to discuss strategy.
•	The Board’s engagement on oversight of strategy continues between meetings in a variety of ways.
•	Our directors may from time-to-time visit our business locations, including research and development facilities, around the globe.

Our directors also have the opportunity to understand and assess how we are communicating our strategy to investors through periodic shareholder engagement updates, as well as Investor Days, most recently held on September 30, 2021.

While the Board and its committees oversee the development and evolution of corporate strategy, management is responsible for executing the strategy, and does so with a long-term mindset and focus on assessing both the opportunities for, and risks to, the Company and its stakeholders.

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Oversight of Risk

Management is responsible for day-to-day management of the Company’s risks, including the creation of appropriate risk management programs, policies and practices. Management conducts an enterprise risk management (“ERM”) program, which is an evergreen process using a widely-accepted framework to identify, assess, monitor and communicate the Company’s strategic, operational, financial, compliance and reputational risks. We seek to identify and mitigate risks, and enable improved decision-making and prioritization of time and resources. The Board and its committees work with management, our internal and independent auditors, as well as other external advisors, to incorporate ERM into corporate strategy and business operations.

As an integral and ongoing part of its work, the Board oversees management’s approach to risk management and execution of its risk management responsibilities. This oversight includes the following:

•	Throughout the year, the Board discusses risk in both general terms and in relation to the strategy, businesses and specific proposed actions.
•

The Board receives regular updates from management on the Company’s financial and operating results, strategic and annual operating plans, and key enterprise risks, and provides appropriate input and perspectives.

•	Management periodically reports to the Board and its committees on specific risks as they arise or as requested by the Board.
•

The Company’s independent directors hold regularly-scheduled executive sessions without management present to discuss risks facing the Company and management’s approach to managing and mitigating them.

•
Board / Committee	Key Areas of Oversight
Board

•    Significant commercial and capital markets risks

•    Significant legal or reputational matters

•    Significant mergers and acquisitions

•    Strategy and execution

•    Markets, customers and competitive landscape

• CEO succession planning (with assistance of N&G and LDCC) • Innovation and technology • Supply chain • Cybersecurity • Data privacy • Product safety
Audit Committee (“AC”)	• Financial statements and financial risks • Accounting, controls and financial disclosures • Tax strategy and related risks • Swaps and derivative transactions	• Effectiveness of the Code of Conduct • Business ethics and anti-corruption program • Enterprise risk assessment and risk management processes and policies
Finance Committee (“FC”)	• Financial strategies and capital structure • Liquidity, credit ratings, debt covenant compliance and leverage targets	• Capital allocation and strategies, including dividend and share repurchase philosophies and approach • Financial commitment approval policy and delegation of authority
Leadership Development & Compensation Committee (“LDCC”)	• Executive compensation philosophy and program design • Executive development and leadership • Succession planning for senior management	• Talent management programs • Diversity, equity and inclusion • Non-employee director compensation
Nominating & Governance Committee (“N&G”)	• Board composition and refreshment • Annual Board and committee assessments • Compliance programs: Anti-harassment, trade compliance, environmental, health & safety and conflict minerals	• Corporate governance • Business continuity, disaster recovery and crisis management • Sustainability, corporate citizenship and social value creation

The Board has delegated responsibility for oversight of certain risk categories to its committees based on each committee’s expertise and applicable regulatory requirements, as summarized below. Each committee regularly receives updates on these matters from management and reports on them to the full Board so that the Board has the information necessary to fulfill its risk oversight responsibilities.

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Oversight of Cybersecurity

The Board recognizes the importance of maintaining the trust and confidence of our customers, suppliers, employees and shareholders. As part of its independent oversight of the key risks facing the Company, the Board devotes considerable time and attention to oversight of management’s approach to cybersecurity, including strategy, resources, policies, processes and practices. At least twice each year, the Board receives reports from the Chief Information Officer and the Chief Information Security Officer on the Company’s cybersecurity risk profile, assessments of the Company’s enterprise and product security programs, strategy for managing risks, status of projects to strengthen the Company’s cybersecurity posture, the emerging threat landscape, and other relevant topics.

To more effectively prevent, detect and respond to cybersecurity threats, the Company has a program for both enterprise and product cybersecurity that is overseen by our Chief Information Security Officer. Key elements of the program are driven by the overall Company and functional strategy and include policy, standards, architecture, processes, employee education and incident response. The program is designed to protect and preserve the security, integrity and continued availability of the Company’s information technology systems and connected products, and also to protect the confidentiality and integrity of all information owned by, or in the care of, the Company. Employees receive ongoing education regarding relevant cybersecurity practices and how to protect information from cyber threats.

Xylem’s Cyber Risk Committee, comprised of senior leaders, is responsible for overseeing the strategic and functional management of cybersecurity across the Company. Throughout the year, the committee receives reports and presentations from management and third parties on a broad range of topics around enterprise and product security, including updates on policies and practices, the threat landscape, periodic third-party vulnerability assessments, technology trends, regulatory developments and legal issues, and specific aspects of the Company’s evolving risk profile. The Company’s Enterprise Risk Committee, also comprised of senior leaders and executives, is responsible for reviewing the Company’s critical risks, including cyber risk, and overseeing the Company’s identification, management and mitigation of risks and associated reports to the Board.

Oversight of Human Capital Management and Diversity, Equity and Inclusion

Our colleagues around the globe are united in a shared purpose – to solve water – and, as such, are key to the Company’s success and execution of our strategy. We continue to foster an empowering, mission-driven, people-centered, diverse, equitable and inclusive culture. We believe that our overall success and long-term growth depend, in part, on our continued ability to attract and retain diverse and highly-skilled colleagues, including senior leaders and colleagues with skills in our strategic competencies, such as engineering, innovation, digital technologies, sales excellence, sustainability, and product and project management.

We are committed to a workplace that creates a sense of belonging for everyone; where all of our colleagues feel involved, respected, valued, connected and able to bring their authentic selves to work. At Xylem, we recognize the power of diversity and inclusion to drive innovation, make us more competitive, positively impact customer satisfaction and Company performance, and create value for our shareholders and other stakeholders. We cultivate a global, diverse, equitable and inclusive workplace in a number of ways, including:

➢	We provide periodic training on diversity and inclusion, including for our senior leaders and executives.
➢

We offer Employee Network Groups, which are voluntary, employee-led groups formed by people with a common affinity, such as gender, race, sexual orientation, military status or other attributes.  All Employee Network Groups are open to all colleagues regardless of any diversity attributes with which they may identify.

➢

Our CEO and leadership team hold regular global town hall meetings, as well as smaller regional or local town halls, to share and hear from our colleagues across all areas of the Company and geographies.

➢

We conduct periodic employee engagement surveys (most recently in 2021), the results of which the Board and management use to understand our colleagues’ perspectives, identify areas for additional focus and establish action plans.

➢	With our continuous improvement mindset, we continually look for ways to advance our culture of diversity, equity and inclusion.

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The Board, with the assistance of its committees, provides oversight of the Company’s human capital management strategy and approach, including our diversity, equity and inclusion and talent development programs and policies, and our Board and senior leadership succession planning. Information regarding our general approach to human capital management is available in the “Human Capital Management” section of our Form 10-K for the year ended December 31, 2021.

Our commitment to building a global, diverse, equitable and inclusive culture starts at the top with our Board of Directors, who represent a broad spectrum of backgrounds and perspectives. The Board, through its Nominating & Governance Committee, assesses and manages its composition and refreshment, including consideration of a diverse mix of director experiences, skills, qualifications, viewpoints and education, as well as race, ethnicity, gender and global origin. (See “Board Composition and Refreshment”). We believe that the diversity of our Board enhances our ability to evolve and execute our business strategy and to attract and retain diverse and highly qualified talent, and also fuels our commitment to building a culture of inclusion, and providing our colleagues with equitable access to opportunities.

The LDCC is responsible for overseeing the Company’s diversity, equity and inclusion programs and the Company’s talent management programs and initiatives.  The Nominating & Governance Committee oversees the Company’s anti-harassment programs and the Company’s environmental, health, safety and security programs. The Audit Committee is responsible for overseeing the implementation and effectiveness of the Company’s Code of Conduct, which is underpinned by our values of Respect, Responsibility, Integrity and Creativity, and was most recently updated in 2021. (See “Code of Conduct”).

Oversight of CEO and Leadership Succession Planning

The Board has primary responsibility for CEO succession planning, as well as oversight of succession planning for senior leadership. Key Board and committee activities around succession planning include:

•	The Board maintains current contingency plans in the event the CEO is unable to serve for any reason.
•	The Board periodically updates the CEO selection criteria and competencies, including with the assistance of a third-party advisor in 2021.
•	The Nominating & Governance Committee assists the Board with CEO succession planning by conducting periodic external market scans for potential succession talent.
•	The LDCC assists the Board with CEO succession planning, focusing on internal candidate development plans.
•	The Board regularly discusses with the CEO recommendations and evaluations of his senior leadership team, including potential successors to the CEO role and his direct reports.
•

The LDCC oversees succession planning for senior leadership positions. Together with the CEO, the LDCC regularly reviews senior leadership talent, including readiness to take on additional leadership roles, and developmental opportunities needed to prepare senior leaders for greater responsibilities. In 2021, the LDCC  retained an affiliate of its independent compensation consultant to provide advisory services with respect to CEO and senior leadership development and succession.

Corporate Governance Policies and Practices

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, together with the Company’s articles of incorporation, by-laws, Code of Conduct, and Board committee charters, provide a governance framework for the Company and set out general principles regarding the functions and responsibilities of the Board and its committees.

The Corporate Governance Principles, which are reviewed by the Board periodically and were last updated in November 2021, emphasize the importance of Board composition, including diversity, and director performance and effectiveness. Among other things, our Corporate Governance Principles expressly state our commitment to actively seek highly-qualified women and individuals from minority groups to include in the pool of candidates from which Board nominees are selected as part of each Board search.

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The Corporate Governance Principles provide that directors must be able to devote the time required to prepare for and attend regularly-scheduled Board and committee meetings, and participate in other matters necessary for sound corporate governance, including continuing education, site visits and communication with management.

To help assure that directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that directors that are executive officers of public companies may not serve on more than three public company boards, including their own board and our Board. Directors that are not executive officers of public companies, may serve on no more than four public company boards (including our Board). However, as provided in the Corporate Governance Principles, even when directors have not exceeded these guidelines, any new or proposed directorships or affiliations are reviewed with respect to conflicts, potential conflicts or other concerns, including the effect on such director’s ability to devote the time required for service on our Board. Accordingly, the Nominating & Governance Committee exercises careful judgment on outside director commitments based on each director’s particular circumstances, taking account of his/her/their experience, the depth and quality of his/her/their leadership and engagement with the Company’s management and the other Board members, and the timing of other board commitments.

The Corporate Governance Principles also provide that when a director retires, or his, her or their principal occupation significantly changes, that director will offer to tender his, her or their resignation.  The Nominating & Governance Committee will make a recommendation to the Board whether to accept or reject the offer to tender resignation.  The Corporate Governance Principles are available on our website at www.xylem.com, by selecting “About Xylem,” then “Investors” and then “Corporate Governance.” A copy of the Corporate Governance Principles will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Code of Conduct

Our Code of Conduct sets out Xylem’s vision and values, and requires all of our directors, officers and employees to act ethically and honestly. In 2021, our Code of Conduct underwent an update to enhance its content around relevant topics, including cybersecurity, data privacy, reputation, use of social media, and sustainability, as well as a refresh of the design of the document.  The Code of Conduct, which is available in 25 languages, can be found on our website at www.xylem.com, by selecting “About Xylem” and then “Our Code of Conduct.” We will disclose within four business days any substantive changes in, or waivers of, the Code of Conduct granted to our CEO, CFO or Chief Accounting Officer, or persons performing similar functions, by posting such information on our website rather than by filing a Current Report on Form 8-K. A copy of the Code of Conduct will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Related Party Transactions

We have a written policy that governs the reporting, review and approval or ratification of transactions with related parties. The policy covers, but is not limited to, the related party transactions and relationships required to be disclosed under the US Securities and Exchange Commission (“SEC”) rules. The policy supplements our Code of Conduct, which addresses potential conflict of interest situations. Under our policy, directors and executive officers are required to promptly notify the Chair of the Nominating & Governance Committee and our Corporate Secretary of any actual or potential related party transactions so that the transaction can be reviewed and considered for approval or ratification by the Nominating & Governance Committee.

In reviewing related party transactions, the Nominating & Governance Committee will consider the relevant facts and circumstances, including:

•	Whether terms or conditions of the transaction are generally similar to those available to third parties;
•	The level of interest or benefit to the related party;
•	The availability of alternative suppliers or customers; and
•	The benefit to the Company.

Any Nominating & Governance Committee member who is a related party with respect to a transaction under review may not participate in the deliberations about the transaction or vote for its approval or ratification.

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The policy provides pre-approval for certain types of transactions that the Nominating & Governance Committee has determined do not pose a significant risk of conflict of interest, either because a related party would not have a material interest in a transaction of that type or due to the nature, size or degree of significance of the transaction to Xylem.

Since January 1, 2021, there have been no related party transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Political Activities

Xylem believes that transparent and responsible participation in the public policy process is an important means of enhancing long-term shareholder value. Furthermore, as a thought leader and a leading, global water technology company committed to solving the world’s water challenges, Xylem believes it has a responsibility to participate in the public policy process. Accordingly, we engage in public policy advocacy on issues that are core to our businesses through ongoing, constructive and transparent interactions with government officials, policymakers, industry and trade associations and other stakeholder groups. These engagements are grounded in and guided by our unwavering commitment to strong corporate governance, compliance with our Code of Conduct, and respect and adherence to applicable laws in the jurisdictions in which we operate globally.

We have a written Political Activities policy, which specifies, among other things, that:

•	Lobbying activities by or on behalf of Xylem will comply with applicable laws, including with respect to registration and the filing of required information;
•	Neither Xylem, nor anyone on its behalf, will make any direct or indirect political contributions in support of candidates or campaigns for political office, political causes or political views; and
•	Xylem will not form, maintain, support or sponsor any Political Action Committees.

We believe that involvement in industry and trade associations is beneficial to our business, and, therefore, we participate as a member in a number of these organizations. Our participation in an organization may be, in whole or in part, to advance collaborative and constructive approaches to industry engagement with policymakers and other stakeholders to help advance the Company’s public policy agenda and related business goals. We pay membership dues to a number of trade associations and industry groups that may use these funds at their discretion to fund political activities. However, our membership in an organization does not imply the Company’s endorsement of all of the policy positions of that particular group. We review these memberships annually to assess their business value and alignment with the Company’s overall public policy agenda. A copy of our Political Activities policy can be found on our website at www.xylem.com, under “About Xylem.”

Director Independence

Our Corporate Governance Principles require a majority of our Board to be comprised of directors who are independent, in accordance with the listing standards of the New York Stock Exchange (“NYSE”). The Board conducts an annual review and has affirmatively determined that 11 of our 12 current directors (Jeanne Beliveau-Dunn, Robert F. Friel, Jorge M. Gomez, Victoria D. Harker, Steven R. Loranger, Surya N. Mohapatra, Mark D. Morelli, Jerome A. Peribere, Markos I. Tambakeras, Lila Tretikov and Uday Yadav) meet the independence requirements in the NYSE’s listing standards. Mr. Loranger, who served as our CEO from September 2013 until March 2014, meets the independence requirements in the NYSE’s listing standards because his service as CEO was on an interim basis. Sten E. Jakobsson, who served as a director until May 12, 2021, was determined to be independent during the time he served on the Board. Patrick K. Decker is not independent because he serves as our President & CEO.

All of our directors are independent, with the exception of our CEO

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Board Leadership Structure

Our Board is led by our independent Chair. The Board will consider the continued appropriateness of this structure as necessary to meet the best interests of the Company and its shareholders. The Board believes that our current leadership structure strengthens the Board’s role in oversight of the Company. Mr. Friel currently serves as our independent Chair, and will continue in that role contingent upon his successful re-election at the 2022 Annual Meeting.

Board Effectiveness

The effectiveness of the Board and its committees is critical to Xylem’s success and the protection of the long-term interests of our shareholders and other stakeholders. In the spirit of continuous improvement, each year our Nominating & Governance Committee initiates a comprehensive assessment of the effectiveness of the Board and each of our committees, as well as individual directors, using either a self-assessment or third-party advisor and facilitator. The objective of the assessment is to identify and assess areas where the Board functions effectively and, importantly, areas where it can improve. The self-assessment process includes the following steps:

On a periodic basis (generally every three years and, most recently, in 2021), the Nominating & Governance Committee engages a third-party advisor to facilitate and assist with the assessment of the effectiveness of the Board and its committees. This most recent facilitated process included in-depth interviews by a third-party advisor of each director and several senior leaders. Prior to the interviews, the third-party advisor aligned with the Nominating & Governance Committee on the interview framework and topics, which included the survey topics outlined above, among others. The advisor then presented her findings to the full Board and facilitated a robust discussion around areas for continued focus and improvement. The advisor also provided feedback to individual directors, as applicable.

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Board Composition and Refreshment

Board Tenure

When assessing the appropriate balance of experience, continuity and fresh perspectives with respect to director nominees and candidates, the Board considers, among other factors, length of tenure. The average tenure of the director nominees is approximately 6.4 years. Following the Annual Meeting, assuming all director nominees are elected, there will be five directors, comprising 45% of the Board, who joined within the past five years, adding valuable fresh perspectives to the Board’s deliberations. The remaining six director nominees, comprising 55% of the Board, have served between eight and 11 years and bring a wealth of experience and knowledge concerning Xylem.

The Board has established a retirement age policy of 72 for directors, as reflected in our Corporate Governance Principles. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals. The Board further believes that it is important to balance refreshment with the need to retain directors who have, over time, developed significant insights into the Company, its operations and evolution, and who continue to make valuable contributions that benefit our shareholders and other stakeholders.

Board Refreshment

On a regular basis, careful consideration is given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and backgrounds represented on the Board. The Nominating & Governance Committee is responsible for identifying and evaluating potential director candidates, and reviewing and making recommendations with respect to the Board and committees’ composition. The Nominating & Governance Committee seeks to identify candidates who possess the experience, skills, qualifications and attributes that will provide a broad range of personal characteristics to the Board, including diversity of thought and background, C-suite experience, experience in technology and innovation and global business. In fulfilling its refreshment responsibilities, the Board and the Nominating & Governance Committee use an evergreen process as follows:

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Board Diversity

Xylem and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders and other stakeholders. As set forth in our Corporate Governance Principles, our Board actively seeks to consider a diverse group of candidates for membership on the Board, taking into account diversity in terms of viewpoints, professional experience, education and skills, as well as race, ethnicity, gender and nationality. Our Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool of candidates from which Board nominees are selected as part of each Board search. Our Nominating & Governance Committee reviews its effectiveness in balancing diversity considerations when assessing the composition of the Board, and our entire Board considers diversity when conducting the annual Board assessment. After extensive searches, over the past five years we have added five directors that bring additional diverse and fresh perspectives as well as deep experience to our Board:

➢	Jeanne Beliveau-Dunn (2017) brings experience in innovation and technology, including commercialization, as well as talent management.
➢	Jorge Gomez (2019) brings global perspectives and expertise in finance, strategy and risk management.
➢	Lila Tretikov (2020) brings global perspectives and experience in innovation and technology, including artificial intelligence and business transformation.
➢	Uday Yadav (2020) brings global perspectives and leadership experience, together with expertise in operations, strategy and industrial transformation.
➢	Mark Morelli (2022) brings leadership experience and global perspectives, along with expertise in industrial technology and innovation.

Our 11 director nominees reflect the Board’s careful approach to succession planning, resulting in a balanced mix of attributes, skills, experience, diverse viewpoints and backgrounds in our boardroom. Approximately 45% of our nominees identify as women or ethnically/racially diverse, and 45% identify national origins outside the US:

3 of 11 Nominees are Women	2 of 11 Nominees are ethnically or racially diverse	5 of 11 Nominees have origins outside the U.S.

The Nominating & Governance Committee considers recommendations of director candidates from many sources, including shareholders and third-party search firms. Shareholders who wish to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, resume and biographical information to the attention of our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, New York 10573. The Nominating & Governance Committee and Board use the same criteria for evaluating candidates regardless of the referral source.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as members of the Board and the particular committees on which they will serve. This orientation program includes one-on-one meetings with management and other directors, and extensive written materials, all of which provide new directors with a strong foundation in Xylem’s strategy, strategic plans, industry, business, financial performance, executive compensation program and corporate governance policies and practices. The orientation program also includes visits to Xylem sites, which our newest directors, Ms. Tretikov and Messrs. Morelli and Yadav, look forward to as pandemic-related safety concerns abate.

Our Board believes that director education is vital to the ability of our directors to fulfill their roles and supports directors’ continuous learning. We have continuing education programs to help directors enhance their skills and knowledge in order to better perform their duties and recognize, and deal appropriately with, issues, risks and opportunities that may arise. These programs are typically part of regular Board and committee meetings and may be provided by management or qualified third parties on various topics. The directors also periodically visit Xylem sites; such visits

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provide them with an opportunity to see firsthand the execution and impact of the Company’s strategy, and engage with Xylem employees to deepen their understanding of our business, products, services and solutions, culture and the competitive landscape in which we operate. In addition, the Board encourages directors to participate in external continuing education programs. The Company pays for all reasonable expenses for directors attending such programs.

Board Meetings

Attendance

Regular attendance at Board meetings and attendance at each annual meeting of shareholders is expected of each director. In 2021, there were 7 Board meetings and 18 committee meetings. Average attendance of our directors at Board and applicable committee meetings in 2021 (held during the period that each director served) was more than 99% and none of the director nominees attended fewer than 94% of the total number of Board and applicable committee meetings. All of our directors were present at the virtual Annual Meeting held in 2021.

Site Visits: We encourage our directors to visit our sites, and we periodically hold meetings at various sites so that our directors can meet with employees, customers and other stakeholders, and visit our facilities. In 2021, due to the ongoing pandemic and related safety concerns, our Board was unable to visit production or R&D facilities. However, the Board visited the Company’s Washington, D.C. office twice during the year.

Executive Sessions

The independent directors hold regularly scheduled executive sessions without Company management present. In 2021, there were six meetings during which such sessions were held. Robert F. Friel, independent Board Chair presided over these executive sessions. During these executive sessions, the directors discussed the Company’s management of matters related to operations, the Company’s strategy and related strategic matters, CEO succession planning, leadership succession planning and talent development, director succession planning, and other key governance topics.

Management Participation in Board and Committee Meetings

Key members of management regularly attend and participate in Board meetings, presenting on important topics. Regular attendees include the Chief Financial Officer, the General Counsel, the Chief Human Resources and Sustainability Officer, the Chief Innovation, Technology and Product Management Officer, the Chief Strategy and Digital Officer, the segment and regional Presidents, and the Corporate Secretary. In addition, other senior leaders and executives also participate periodically in the Board and committee meetings.

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Board Committees

Our Board has established four committees to assist in discharging its duties: the Audit Committee, the Finance Committee, the Leadership Development & Compensation Committee, and the Nominating & Governance Committee. Written charters for each of these committees are approved by the Board and are reviewed at least annually and updated, as appropriate. Each committee’s charter is available on our website at www.xylem.com by selecting “Investors” and then “Corporate Governance.” Outlined below are the Board committees with brief descriptions of each committee’s membership and responsibilities.

AUDIT COMMITTEE
Chair: Jorge M. Gomez	Members: Surya N. Mohapatra, Ph.D.[1], Jerome A. Peribere, Markos I. Tambakeras and Uday Yadav
# 2021 Meetings: 7

Purpose

The primary purpose of the Audit Committees is to assist the Board with oversight of the Company’s financial reporting processes and controls, independent auditor, internal audit function, and compliance with legal and regulatory requirements.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•     Determining the appointment, compensation, evaluation and termination of the Company’s independent auditor.

•     Reviewing and discussing with management and the independent auditor the annual audited financial statements and quarterly financial statements of the Company.

•     Overseeing the performance of the Company’s internal audit function.

•     Reviewing the scope of audits to be performed by the internal audit function and monitoring progress.

•     Reviewing significant findings or unsatisfactory internal audit reports, audit problems or difficulties encountered by independent auditors in the course of the audit work.

•     Reviewing significant issues regarding the Company’s accounting principles and internal controls.

•     Discussing policies and processes with respect to risk assessment and risk management.

•     Reviewing the business ethics and anticorruption program, and the implementation and effectiveness of the Company’s Code of Conduct.

Additional information on the Audit Committee’s processes and procedures for consideration in the ratification of our independent auditor can be found in the Audit Committee Report on page 19.

Independence and Financial Expertise

The Board of Directors has determined that each of the five members of the Audit Committee meets the independence requirements of the NYSE, the SEC’s rules, and our Corporate Governance Principles. All members of the Audit Committee are financially literate and the Board of Directors has determined that one Audit Committee member, Jorge M. Gomez, is an “audit committee financial expert” under SEC rules.

1 Retiring from the Board of Directors with his term ending at the 2022 Annual Meeting.

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FINANCE COMMITTEE
Chair: Steven R. Loranger	Members: Jeanne Beliveau-Dunn, Victoria D. Harker and Lila Tretikov
# 2021 Meetings: 2

Purpose

The primary purpose of the Finance Committee is to assist the Board in its oversight of the Company’s financial position, strategy and activities, investment policies and matters related to its financial condition.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•     Reviewing the Company’s capital allocation strategies, including capital deployment, and share repurchase and dividend policies and activities.

•     Reviewing the Company's capital spending plan.

•     Reviewing and recommending to the Board of Directors capital expenditures in excess of $25 million.

•     Periodically reviewing the performance of investments in capital expenditures in excess of $25M and acquisitions in excess of $50M

•     Reviewing the Company’s financing strategy, capital structure, liquidity, credit ratings, debt covenant compliance and leverage targets.

•     Reviewing the Company's financial commitment approval policy and delegation of authority to the CEO, and recommending changes to the Board of Directors, as appropriate.

NOMINATING & GOVERNANCE COMMITTEE
Chair: Markos I. Tambakeras	Members: Robert F. Friel, Victoria D. Harker, Lila Tretikov and Uday Yadav
# 2021 Meetings: 3

Purpose

The primary purpose of the Nominating & Governance Committee is to see that the Board of Directors is appropriately constituted to meet its fiduciary obligations to our shareholders, and to take a leadership role in shaping the corporate governance of the Company.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•     Developing, reviewing, updating and recommending Corporate Governance Principles to the Board.

•     Evaluating and making recommendations to the Board concerning the composition, governance and structure of the Board of Directors.

•     Determining the composition of Board committees, including the chairs.

•     Evaluating and making recommendations to the Board of Directors concerning the qualifications and retirement age of directors.

•     Administering the annual Board and committee assessments.

•     Conducting searches for prospective directors and identifying, evaluating and proposing nominees for election to our Board of Directors.

•     Reviewing corporate governance developments, including shareholder engagement strategy.

•     Overseeing specialty compliance programs and risks, including environmental, health, safety, physical security, business continuity and crisis response, trade compliance, conflict minerals and anti-harassment.

•     Reviewing the Company’s corporate social responsibility and sustainability programs and related activities.

Independence

The Board of Directors has determined that each member of the Nominating & Governance Committee meets the independence requirements of the NYSE listing standards, applicable SEC rules and our Corporate Governance Principles.

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LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE
Chair: Jerome A. Peribere	Members: Jeanne Beliveau-Dunn, Jorge M. Gomez, Steven R. Loranger, Surya N. Mohapatra, Ph.D.[1]
# 2021 Meetings: 6

Purpose

The primary purpose of the Leadership Development & Compensation Committee (“LDCC”) is to provide oversight of compensation, benefits, development and succession for the CEO, executive officers and other CEO direct reports.

Roles & Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

•     Approving and overseeing administration of the Company’s executive compensation program, including incentive plans and equity-based compensation plans.

•     In consultation with the independent directors of the Board of Directors, setting annual performance goals for the CEO, evaluating CEO performance against such goals, and approving annual compensation actions for the CEO.

•     Approving individual compensation actions for executive officers and other CEO direct reports.

•     Overseeing the establishment and administration of the Company’s benefit programs and severance policies for executive officers and other CEO direct reports.

•     Overseeing succession planning for executive officers and other CEO direct reports, as well as the Company's leadership and development programs.

•     Making recommendations to the Board of Directors concerning the compensation of non-employee directors.

•     Overseeing the Company's talent management programs and initiatives, including diversity, equity and inclusion.

•     Engaging an outside compensation consultant and reviewing and assessing the consultant’s performance and independence, on an annual basis.

Independence and Outside Directors

The Board of Directors has determined that each member of the LDCC meets the independence requirements of the NYSE (including those applicable specifically to compensation committee members) and our Corporate Governance Principles. The Board has also determined that all five members of the LDCC are “non-employee directors” under the SEC’s rules.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2021 and as of the date of this Proxy Statement, none of the members of the LDCC has been or is an officer or employee of the Company, and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of the Company’s LDCC or Board of Directors.

1 Retiring from the Board of Directors with his term ending at the 2022 Annual Meeting.

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Compensation Risk Oversight

To assist the Board with its risk oversight responsibilities, the LDCC regularly considers the risks associated with the Company's compensation programs.  In addition, each year our management team undertakes a comprehensive review of the Company's compensation policies and practices and presents the results of this review to the LDCC. Following the presentation of the results of the 2021 review, the LDCC concluded that the overall structure of our compensation program is designed with the appropriate balance of risk and reward in relation to our overall business strategy, and that there were no compensation-related risks reasonably likely to have a material adverse effect on the Company. The following table summarizes the risk mitigation factors for each element in our executive compensation program:

Compensation Element	Risk Mitigation Factors
Base Salary	• Fixed component
• Represents a relatively small percentage of total compensation
Annual Incentive Plan	• Determined based on multiple performance factors to align executives globally on key business priorities
• Regular assessment of the pay and performance relationship of Annual Incentive Plan’s performance targets and range of potential payouts for appropriate pay-for-performance alignment
• Final payouts made after a validation process to confirm business results and applicable earned payout
• Capped performance scores and awards payable to any individual
• Payouts for executive officers and other CEO direct reports are subject to a clawback policy
Long-Term Incentive Plan	• Long term incentive plan (“LTIP”) awards are valued on the effective date of the grant

•  Balanced mix of performance metrics (an internal absolute metric and an external relative metric) intended to facilitate pay-for-performance based on Company goals and directly linked to delivering shareholder value

• Regular assessment of the relationship of LTIP performance targets and range of potential payouts to enable appropriate pay-for-performance alignment
• Re-pricing or exchange of stock options without shareholder approval is prohibited
• Stock ownership guidelines applicable to senior leaders (see “Stock Ownership Guidelines” section)
• Payouts for executive officers and other CEO direct reports are subject to a clawback policy
• Strong insider trading policy, including prohibition of hedging, pledging or shorting of our common stock

See “Compensation Discussion and Analysis” section for additional information on the LDCC’s role and responsibilities.

LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Leadership Development & Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Leadership Development & Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Leadership Development & Compensation Committee of the Company’s Board of Directors:

Jerome A. Peribere, Chair Jeanne Beliveau-Dunn Jorge M. Gomez	Steven R. Loranger Surya N. Mohapatra, Ph.D.

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Shareholder Engagement Program

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens its role as an active, informed and engaged fiduciary. Our Board views engagement as a year-round conversation with shareholders about creating long-term sustainable value. Accordingly, the Board seeks to maintain a framework for deep, frequent, and productive conversations with the Company’s shareholders.

We engage with a wide range of constituents, including institutional shareholders, retail shareholders, proxy advisory firms, ESG rating firms and industry thought leaders. We pursue multiple avenues for engagement, including the Annual Meeting of Shareholders, in-person and virtual meetings (though most shareholder interactions continued to be in virtual format during most of 2021 due to the ongoing pandemic), quarterly earnings calls and other investor conferences and presentations. We participate in corporate governance organizations and other associations that provide valuable opportunities to convene with a variety of investors, peer companies, policy makers and other interested parties in promoting knowledge and positive dialogue around corporate governance policy and practices, including the World Economic Forum, the Business Roundtable, the National Association of Corporate Directors, the G100 and the Society for Corporate Governance. In addition, we periodically hold Investor and Analyst Days, most recently on September 30, 2021, to meet with investors and present and discuss our long-term strategy and financial objectives. Our engagement program involves members of our Board of Directors and senior management, as well as employees from a number of different functions in the Company, including Investor Relations, Legal, Executive Compensation and Sustainability.

In January 2022, we invited our largest shareholders to engagement meetings. A number of shareholders declined invitations for engagement, noting that they had no concerns with our governance and compensation practices.

These engagement meetings are an opportunity to discuss key aspects of the Company’s governance profile, compensation philosophy, and performance around sustainability and social value creation, among other things.  These meetings also provide a forum for management to solicit feedback regarding the practices and policies that are important to our shareholders. Topics discussed in these engagement meetings included:

•   Board Evaluation Process

•   Board Oversight of Risk, including Cybersecurity

•   Board Oversight of Strategy

•   Board Policy on Outside Directorships

•   Board-Shareholder Engagement

•   Board Succession, Composition and Diversity

•   CEO and Senior Leadership Succession

•   Corporate Governance Profile

•   COVID-19 Response

•   Disclosure and Transparency

•   Diversity, Equity and Inclusion

•   Executive Compensation Philosophy and Metrics

•   Proxy Access

•   Share Ownership Threshold to Call Special Meetings

•   Sustainability Goals and Social Value Creation

•   Supply Chain Equity and Transparency

Board Composition, Diversity and Succession Board Evaluation Process Corporate Governance Profile Policy on Outside Directorships Board Oversight of Risk, including Cybersecurity Board Oversight of Strategy CEO and Senior leadership succession Sustainability Goals and Social Value Creation Diversity and Inclusion Board-Shareholder Engagement Disclosure and Transparency Executive Compensation Philosophy and Metrics Share Ownership Threshold to Call Special Meetings

A number of these engagement meetings included our independent Board Chair, who provided our shareholders with the Board's perspective on corporate governance, including CEO and board succession, board composition and diversity, and the Board's oversight of critical areas such as risk management, cybersecurity, sustainability, strategy and corporate transactions.

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Management reviews the key themes and insights from all shareholder engagement meetings, as well as broader governance trends, with the Board, which the Board considers in making decisions regarding our governance practices and policies and executive compensation. We may from time to time hold follow-up conversations with shareholders to address important issues that will be considered at the annual shareholders meeting. The outreach and engagement by our management team may also include additional director participation when the topic or the nature of the shareholder request makes this a more meaningful outreach approach.

We engage with shareholders throughout the year to update them and solicit their feedback on a range of topics, including corporate governance, executive compensation, sustainability and social value creation, performance, and strategy for long-term growth.

Communicating With The Board Of Directors

The Board has established a process to facilitate communication between shareholders and other interested parties with the Company’s independent directors. Communications intended for the Board, or for any individual member or members of the Board, should be sent by:

Mail:	E-mail:

Xylem Inc.	Independent.Directors@xylem.com
Attn: Corporate Secretary
1 International Drive
Rye Brook, NY 10573

In general, any shareholder communication delivered to us for forwarding to the Board or specific directors will be forwarded in accordance with the shareholder’s instructions. Correspondence addressed to “Non-Employee Directors” will be forwarded to our independent Board Chair. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or directors. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

Commitment to Sustainability

At Xylem, sustainability is at the center of who we are and what we do.  As a leading global water technology company, we address one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. Technology is playing an increasingly important role in helping the world solve water issues. We have a long history of innovation, and are focused on the powerful capabilities of smart technology, integrated management and data analytics.

Our Board of Directors, primarily through its Nominating & Governance Committee, provides oversight of the Company’s approach to sustainability and corporate social responsibility.  In addition, the LDCC oversees the Company’s approach to continuously improving diversity, equity and inclusion, as well as talent development. The Board and its committees regularly discuss with management our approach to sustainability, including risks and opportunities, and implications for the Company’s strategy.

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Xylem approaches business sustainability as a way to generate economic value while also creating value for society, thus meeting the needs of both. We leverage sustainability in our decision-making toward long-term value creation for our shareholders, customers, employees and communities in which we operate. Xylem is helping to create a water-secure world while creating social and economic value in the following three ways:

Serving Our Customers We provide innovative technologies, solutions and expertise that help our customers solve major water challenges like water affordability, scarcity and resilience.

Building a Sustainable Company

We know that in order to be a company that advances sustainability, we need a strong foundation and to execute with discipline today while also focusing on the future. We adhere to and champion responsible business practices, including promoting diversity, equity and inclusion, and look to be a standard-setter in all that we do.

Empowering Communities

We are a company that is committed to creating both economic and social value. We strive every day to have a social impact and solve water for communities in need, including those affected by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

Serving Our Customers  We provide innovative technologies, solutions and expertise that help our customers solve major water challenges like water affordability, scarcity and resilience.  Building a Sustainable Company   We know that in order to be a company that advances sustainability, we have to be a company with a strong foundation that executes with discipline today while also focusing on the future. We adhere to and champion responsible business practices, including promoting diversity and inclusion, and look to be a standard-setter in all that we do.  Empowering Communities  We are a company that is committed to creating both economic and social value. We strive every day to create social impact and solve water for communities in need, including those impacted by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

We appreciate the important role we play in helping our customers meet their own sustainability goals. Our products and solutions allow our customers to transport, treat, and test water more sustainably than in the past. This also enables our customers to realize greater water and energy efficiencies, to have access to more affordable solutions and to build communities that are more resilient against the adverse impacts of climate change.

A shared value approach requires business, environmental and social aims to mutually thrive. Our shared value approach is designed to increase economic and social value by:

•	Helping our customers solve major water challenges associated with water scarcity, affordability and resilience against the effects of climate change;
•	Minimizing negative environmental and social impacts across our value chain;
•	Using technology and alternative business models that benefit society and the communities in which they are implemented;
•	Elevating awareness of global water issues through strategic partnerships; and
•	Providing education and access to safe water to enable healthy lives and build resilient communities through our corporate social responsibility program, Xylem Watermark.

In furtherance of our shared value approach, in 2019 we announced an ambitious slate of 2025 Sustainability Goals against which we are measuring our progress. Our 2020 Sustainability Report: “Solving Water for a Resilient World” is available on Xylem’s website where you can learn more about our 2025 goals. Our 2025 Sustainability Goals are aligned with the United Nations Sustainable Development Goals (“UNSDGs”), not only to substantiate our contribution to achieving global objectives, but also to underscore our commitment to building a sustainable future. While Xylem embraces all 17 of the UNSDGs, we have a special focus on SDG6: Clean Water and Sanitation.

In 2021, Xylem conducted an assessment of the risks and opportunities related to the impact of climate change on our business. We also performed a climate scenario analysis under the Task Force on Climate-related Financial Disclosures (“TCFD”) framework, and expanded the Sustainability Accounting Standards Board (“SASB”) aligned-disclosures in our 2020 Sustainability Report.

We also drive our sustainability strategy through Xylem Watermark, our corporate social responsibility program, with a mission to provide education and access to safe water and to enable healthy lives, build resilient communities and inspire and attract the next generation of leaders. We are proud of the program’s expanded strategy to engage a larger ecosystem of stakeholders, as well as the fact that approximately 13,000 of our colleagues participated in volunteerism activities in 2021. This employee-led volunteerism and broad engagement enhances the Company’s commitment to employee retention, recruiting, and collaboration in the communities in which we live and work. Xylem Watermark’s

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expansion strategy, which includes an integrated stakeholder engagement and humanitarian disaster response model, continues to position us to engage a larger ecosystem to empower communities globally. Together with our non-profit partners, in 2021, Xylem Watermark continued to support communities heavily affected by COVID-19 with particular focus on providing Global Water, Sanitation and Hygiene (“WASH”) services to underserved communities and clinics.

In 2021, we continued to align our sustainability, operational and financing strategies across our value chain, adding an ESG-linked demand deposit account, which links yield on deposits to achievement of our 2025 Sustainability Goals, to our suite of green financing tools. This follow our completion in 2020 of a $1 billion Green Bond offering, the proceeds of which were allocated to projects that help improve water accessibility, water affordability and water systems resilience, and our 2019 execution of the first sustainable improvement loan in the US General Industrial Sector, which ties the Company’s borrowing rates to our Sustainalytics rating, an important barometer of Xylem’s continued commitment to sustainability.

Further underscoring Xylem’s continued commitment to sustainability, in 2021, the Company augmented its sustainability-linked compensation for all of our NEOs, as well as a broader group of executives, with a special, one-time grant of performance share units with goals that are based on five of our 2025 Sustainability Goals. A portion of the individual component of the 2021 Annual Incentive Compensation for our President & Chief Executive Officer and our Senior Vice President & Chief Sustainability Officer was again tied to Xylem’s sustainability performance as rated by Sustainalytics. In addition, the individual component of the 2021 Annual Incentive Compensation for our segment Presidents again included the safety performance of their businesses as measured by injury frequency and risk reduction index.

In 2021, Xylem committed to preliminary science-based targets aligned to limiting global temperature increase to 1.5ºC above pre-industrial level, in line with the Paris Agreement, by 2030 and net zero greenhouse gas (GHG) emissions (Scope 1, 2 and 3) before 2050. These goals span across our value chain, and including Scope 1, 2 and 3 emissions. Efforts already underway to reduce our GHG emissions include our 2025 Sustainability Goal to reach 100% renewable energy in our major facilities and our commitment to move towards electric and hybrid vehicles across our global fleet. These actions align with the efforts of our customers to expand access to clean water, sanitation, and efficient use of water with reduced environmental impact.

Xylem’s ongoing commitment to sustainability and the results we have achieved have led to our inclusion on several of the world’s most prestigious sustainability equity indexes. In 2021, Xylem scored an A- from CDP in the Water Security rating and a B in the Climate Change rating, in recognition of our actions to optimize energy consumption and water usage, reduce GHG emissions and water withdrawals, and mitigate the business risks of climate change and water insecurity. In 2021, Xylem’s sustainability progress was also assessed in the MSCI and ISS indexes.

We are also proud signatories to the following:

•	American Business Act on Climate Pledge
•	Business Roundtable Pledge
•	CDP Climate Change and Water Security
•	Charta der Vielfalt (Germany)
•	Human Rights Campaign Foundation’s Global Business Coalition
•	Human Rights Campaign Foundation’s Business Coalition for the Equality Act
•	Time to Vote
•	United Nations Global Compact
•	United Nations CEO Water Mandate
•	United Nations Women’s’ Empowerment Principles
•	United Nations (UN75) Uniting Business Statement
•	“We Are Still In” Declaration
•	World Business Council for Sustainable Development WASH at the Workplace

As a signatory to each of these compacts, pledges and mandates, Xylem is committed to continuous progress against their core elements; this helps us better understand and manage our own opportunities and risks in the environmental, social and governance arena.

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STOCK OWNERSHIP

Certain Beneficial Owners

Set forth below is information regarding any person known to the Company as of February 15, 2022 to be the beneficial owner of more than five percent of our outstanding common stock as of December 31, 2021. As of December 31, 2021, the Company had 180,391,793 shares of common stock outstanding. In providing the information below, we have relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	18,052,578	10.0

The Vanguard Group (2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	18,955,113	10.51

Aristotle Capital Management, LLC (3) 11100 Santa Monica Boulevard, Suite 1700 Los Angeles, California 90025	10,627,194	5.89

(1)

As of December 31, 2021, BlackRock, Inc. had sole voting power with respect to 15,732,377 shares and sole dispositive power with respect to 18,052,578 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2022.

(2)

As of December 31, 2021, The Vanguard Group had sole dispositive power with respect to 18,216,951 shares, shared voting power with respect to 298,553 shares and shared dispositive power with respect to 738,162 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2022.

(3)

As of December 31, 2021, Aristotle Capital Management, LLC had sole voting power with respect to 9,572,020 shares and sole dispositive power with respect to 10,627,194 shares. The foregoing information is based solely on a Schedule 13G/A filed by Aristotle Capital Management, LLC with the SEC on February 14, 2022.

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Directors and Named Executive Officers

The following table shows the number of shares of our common stock beneficially owned by each director and NEO, and by all current directors and executive officers as a group as of February 15, 2022. The percentage calculations below are based on an outstanding share number of 180,056,139. The number of shares beneficially owned by each director or NEO has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the power to vote, or the power to transfer, and any shares the person has the right to acquire within 60 days by the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power, or shares those powers with his/her/their spouse.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)(2)	Percentage of Class
Jeanne Beliveau-Dunn	5,009	*
Patrick K. Decker	1,027,580	*
Robert F. Friel	24,927	*
Jorge M. Gomez	4,442	*
Victoria D. Harker	22,959	*
Steven R. Loranger[3]	97,452	*
Surya N. Mohapatra	40,069	*
Mark D. Morelli	—	*
Jerome A. Peribere	22,758	*
Markos I. Tambakeras[4]	27,639	*
Lila Tretikov	1,409	*
Uday Yadav	1,401	*
Matthew F. Pine	53,870	*
Sandra E. Rowland	32,143	*
Colin R. Sabol	82,425	*
Hayati Yarkadas	12,155	*
All Current Directors and Executive Officers as a Group (20 persons)	1,600,806	*

*Less than 1%

____________

(1)

The shares shown include the following vested but deferred restricted stock units (“RSUs”): Jeanne Beliveau-Dunn, 4,408; Robert F. Friel, 6,986; Jorge M. Gomez, 2,577; Steven R. Loranger, 9,098; Surya N. Mohapatra, 1,355; Uday Yadav, 1,401; and all directors as a group, 25,825.

(2)

The shares shown include the following shares that directors and NEOs have the right to acquire within 60 days of February 15, 2022:  Patrick K. Decker, 128,732; Matthew F. Pine, 13,436; Sandra E. Rowland, 23,452; Colin R. Sabol, 24,654; Hayati Yarkadas, 10,994; and all directors and NEOs as a group, 248,600.

(3)

Shares shown for Steven R. Loranger include 46,407 shares held by a family trust of which Mr. Loranger is the trustee and disclaims beneficial ownership, and 41,947 shares that were transferred to the Steve and Betsy Loranger Foundation.

(4)	Shares shown for Markos I. Tambakeras include 27,639 shares held by a family trust of which Mr. Tambakeras and his spouse are co-trustees.

Stock Ownership Guidelines

The LDCC has adopted stock ownership guidelines to encourage directors, NEOs and our most senior executives to build their ownership positions in our common stock over time. We believe that stock ownership guidelines are an important governance feature because they promote senior executive and director commitment to the Company, strengthen the alignment between executive compensation and shareholder interests, minimize excessive risk-taking to achieve short-term returns at the expense of long-term value creation, and build an ownership mentality among the Company’s senior executives and directors. Our guidelines currently provide for the stock ownership levels for directors and senior executives as follows:

Chief Executive Officer	6 X Annual Base Salary[1]
Chief Financial Officer	3 X Annual Base Salary
Senior Vice Presidents	3 X Annual Base Salary[2]
Chief Accounting Officer	1 X Annual Base Salary
Directors	5X Annual Cash Retainer

1 Stock Ownership Guideline for Chief Executive Officer increased from 5x to 6x effective August 2021.

2 Stock Ownership Guideline for Senior Vice Presidents increased from 2x to 3x effective August 2021.

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It is expected that all shares acquired through the vesting of RSUs or performance share units (“PSUs”) and through the exercise of stock options will be held until the applicable ownership level is met. In addition to this expectation, the Company requires SVPs subject to the guidelines to retain a minimum of 50% of the net (after-tax) shares acquired through the vesting of RSUs and PSUs to meet the applicable ownership level.

Compliance with the guidelines is monitored periodically. We take the individual’s tenure into account in determining compliance. A director or senior executive is given five years from the date he/she/they first become subject to a particular level of stock ownership to meet the applicable requirement. As of February 15, 2022, all directors and senior executives have met, or are on track to timely meet, the ownership guidelines.

Insider Trading and Policy on Rule 10b5-1 Trading Plans

Our directors, executive officers and other CEO direct reports are subject to our robust insider trading policy. The policy includes earnings-related blackout periods, as well as Company-initiated blackout periods from time to time, as circumstances may warrant. Our insider trading policy allows directors, executive officers and other CEO direct reports to enter into Rule 10b5-1 trading plans for sales of Company securities.

Prohibition on Hedging, Pledging and Shorting Xylem Stock

Our insider trading policy prohibits employees, including executive officers, and directors from engaging in any hedging transactions with respect to Company securities. This includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of Company securities. Our insider trading policy also prohibits short sales of Company securities and derivative or speculative transactions in Company securities and the pledging of, or using as collateral, Company securities in order to secure personal loans or other obligations.

DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. Compensation for our non-employee directors is set by the Board at the recommendation of the LDCC.

Guiding Principles

Our non-employee director compensation program is based on the following principles:

•	Fairly compensate directors for their time and effort with a compensation program consistent with peer companies.
•	Pay directors solely in the form of cash and equity.
•	Align the interests of our directors with our shareholders by providing at least 50% of the total value in equity and establishing robust stock ownership guidelines.
•	Impose pay limits on non-employee director compensation.
•	Have a transparent process by which directors can evaluate the compensation program in a deliberate and objective way.

Each non-employee director receives an annual cash retainer and an annual equity award in the form of RSUs, which are granted on the annual meeting date and vest the day before the next annual meeting. To reflect their additional responsibilities, the chair of each committee receives an additional cash retainer. The independent Board Chair receives an additional retainer consisting of cash and RSUs. Mr. Decker, as an employee director, does not receive any compensation for his service as a director.

Review Process

The Board delegated to the LDCC the responsibility to review and recommend any proposed changes in non-employee director compensation. In connection with such review, the LDCC periodically engages its external compensation consultant, Pearl Meyer, to assist with benchmarking and analysis regarding non-employee director compensation (generally every three years). The compensation review consists of analysis of competitive market data from the peer group used for our executive compensation benchmarking, and a selected group of general industry companies that are similarly situated to us from a revenue and market capitalization perspective.

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The last review was conducted in 2019 and the Board decided for 2020 to increase the annual equity award from $140,000 to $150,000 to remain competitive with our peer group, and also to implement an excess meeting fee policy, under which an excess meeting fee will be paid to each non-employee director that attends more than 30 meetings per calendar year (including Board and committee meetings). No changes were made to the non-employee director compensation for the 2022 plan year.

The following table sets forth our 2021 and 2022 non-employee director compensation.

Compensation Element	Amount
Standard Board Compensation
Annual Cash Retainer*	$100,000
Annual Equity Award*	$150,000
Excess Meeting Fee	$2,000 for in person attendance $1,000 for telephonic attendance
Board and Committee Chair Retainers
Independent Board Chair*	$135,000
($67,500 in cash; $67,500 in RSUs)
Audit Committee Chair*	$20,000
All other Committee Chairs*	$15,000

   * The compensation for a director who joins or leaves the Board during the year (or assumes additional responsibilities) is pro-rated for the months of service completed.

Director Compensation Limit Policy

Our Board compensation policy limits the total annual compensation for non-employee directors to $750,000 per year.  This limit is inclusive of the value of the applicable annual cash retainer(s), excess meeting fees (if any) and the grant date fair value of the annual equity award.

Deferred Compensation Plan for Directors

Directors have the ability to defer their cash retainers and/or their RSUs. Directors may defer their cash retainers until a specified distribution date, or until retirement or earlier death. Directors may also choose how deferred amounts will be valued until paid; they may choose to have the deferred amount credited with a fixed rate of interest, or to have the deferred amount adjusted periodically based on the value of our common stock. Directors may defer settlement of RSUs until termination of service on the Board or an earlier date specified by the director.

Other Board Compensation

The Company reimburses directors for certain expenses incurred in connection with attending Board, committee and shareholder meetings, including travel, hotel accommodations, meals and other reasonable incidental expenses for the director (and his/her/their spouse or domestic partner, if specifically invited to attend). The Company may also from time to time provide directors and their spouses or domestic partners token gifts of nominal value. Directors are reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

Directors are eligible to participate in the Company’s matching gifts program on the same terms as our employees. Under this program, the Company will match or, in certain cases, double match, up to $10,000 in annual donations made to Xylem Watermark or its non-profit partners.

Indemnification and Insurance

We indemnify our directors to the fullest extent permitted by law and maintain insurance to protect the directors from liabilities, including certain instances where the Company could not otherwise indemnify them. All directors are covered under a non-contributory group travel insurance policy that provides travel assistance benefits and services, including medical insurance, evacuation coverage and accidental death and dismemberment coverage.  Non-employee directors also participate in a non-contributory group life insurance plan that provides $100,000 of coverage.

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DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($) (3)	Total ($)
Jeanne Beliveau-Dunn	100,000	150,037	2,017	252,054
Robert F. Friel	167,500	217,487	10,017	395,004
Jorge M. Gomez	115,000	150,037	17	265,054
Victoria D. Harker	105,000	150,037	2,517	257,554
Sten E. Jakobsson (4)	25,000	—	17	25,017
Steven R. Loranger	115,000	150,037	17	265,054
Surya N. Mohapatra	100,000	150,037	17	250,054
Jerome A. Peribere	115,000	150,037	2,017	267,054
Markos I. Tambakeras	115,000	150,037	10,017	275,054
Lila Tretikov	100,000	150,037	17	250,054
Uday Yadav	100,000	150,037	17	250,054
(1)

The amounts represent cash compensation received in respect of service on our Board, as applicable, in 2021. Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-employee directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks the performance of Xylem common stock.

(2)

Annual Stock Awards were issued as RSUs. For stock awards to all non-employee directors, the grant date fair value for RSUs was $112.98 per share, which was the closing price of Xylem’s common stock on May 12, 2021 (date of grant). The number of RSUs granted was determined by dividing the amount of the equity award by the closing price of Xylem’s common stock on the date of grant. Non-employee directors receive dividend equivalents on the RSUs but have no other rights as shareholders with respect to the RSUs until vesting.

(3)

Amounts include the matching contributions to Xylem Watermark, our corporate social responsibility program, that Xylem made on behalf of the following directors in 2021 pursuant to our matching gift program: Jeanne Beliveau-Dunn $2,000, Robert F. Friel $10,000, Victoria D. Harker $2,500, Jerome A. Peribere $2,000 and Markos I. Tambakeras $10,000. The amounts also include the $17 annual premium for group life insurance provided to non-employee directors described above in “Indemnification and Insurance.”

(4)	Sten E. Jakobsson retired from the Board of Directors effective May 11, 2021.

DIRECTOR STOCK AND OPTION AWARDS OUTSTANDING AT 2021 FISCAL YEAR END

The following table reflects stock awards for non-employee directors outstanding as of December 31, 2021 (no stock options were outstanding).

Name	Outstanding Stock Awards(1)	Outstanding Other Deferred Shares(2)
Jeanne Beliveau-Dunn(3)	1,328	4,408
Robert F. Friel(3)	1,925	6,986
Jorge M. Gomez(3)	1,328	2,577
Victoria D. Harker	1,328
Steven R. Loranger(3)	1,328	9,098
Surya N. Mohapatra	1,328	1,355
Jerome A. Peribere	1,328
Markos I. Tambakeras	1,328
Lila Tretikov	1,328
Uday Yadav(3)	1,328	1,401
(1)	Amounts shown reflect unvested RSUs granted to non-employee directors for Board service in the 2021-2022 year, starting May 12, 2021.
(2)	The amounts shown reflect vested but deferred RSUs that the non-employee director previously elected to defer in Xylem's Deferred Compensation Plan for Directors.
(3)	The non-employee director elected to defer the 2021 stock award in Xylem's Deferred Compensation Plan for Directors.

44  | Xylem 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation programs and philosophy for our Named Executive Officers (“NEOs”) in 2021:

NEO	Position
Patrick K. Decker	President & Chief Executive Officer (“CEO”)
Sandra E. Rowland	Senior Vice President ("SVP") & Chief Financial Officer (“CFO”)
Matthew F. Pine	SVP & President, Applied Water Systems (“AWS”) and Americas Commercial Team (“ACT”)
Colin R. Sabol	SVP & President, Measurement and Control Solutions (“MCS”)
Hayati Yarkadas	SVP & President, Water Infrastructure (“WI”) and Europe Commercial Team (“EUCT”)

Executive Summary

Business Performance for 2021

Key Results for 2021

•     Revenue was $5.20 billion

•     Net Income was $427 million and Earnings Per Share was $2.35

•     Adjusted Net Income* was $452 million and Adjusted Earnings Per Share* was $2.49

•     Operating Cash Flow was $538 million and Free Cash Flow Conversion* was 77%

*Non-GAAP financial measures that exclude certain items. For a description and reconciliation of the items excluded from these measures, other than Free Cash Flow Conversion, relative to our reported GAAP financial results, please refer to pages 36-37 of Xylem’s Annual Report on Form 10-K for the year ended December 31, 2021. For a description and reconciliation of the items excluded from Free Cash Flow Conversion relative to our GAAP financial results, please refer to pages 11 and 16 of Xylem’s Current Report on Form 8-K for the quarter and fiscal year ended December 31, 2021.

In 2021, we delivered on all our commitments with strong performance, delivering full-year margin expansion alongside solid growth in revenue and earnings, despite accelerating supply chain headwinds as the year came to a close.

Key accomplishments in 2021 were as follows:

•

Enhance Commercial Leadership: We expanded our ability to solve water challenges with the introduction of Xylem Vue to customers as our full suite of digital offerings for their biggest problems. At our September Investor Day, we quantified this digital portion of our portfolio to be approximately 35% of revenue and are targeting a goal of 50% of revenue by 2025. We won several large projects in 2021, including an advanced gas metering infrastructure project in Canada; a water infrastructure project in India; and a signature Xylem Vue solution win in the U.S. which incorporated an innovative network as a service business model with advanced metering infrastructure and software monitoring for leak detection. We also launched several new growth enablers including a European center of excellence for service, rental and digital leadership and the Reservoir Center for Water Solutions in Washington, DC, that will promote collaboration among leaders across the global water sector to advance our shared interest.

•	Grow in Emerging Markets: We grew in emerging markets through investments in fast-growing countries, and accelerating in-region product development and localization capabilities.
•

Strengthen Innovation and Technology: We evolved to a more holistic and open innovation approach globally. We shifted our investment mix to emphasize Xylem Vue’s digital and breakthrough solutions. Our new product launches included the Bibo Alpha, a groundbreaking dewatering pump with integrated intelligence.  We also strengthened current partnerships and initiated new partnerships, such as a partnership with Esri to help customers better understand and visualize their data, and with Dragos to partner on cybersecurity solutions.  We also formed Xylem Innovation Labs to identify and drive strategic partnerships with start-up companies.

Xylem 2022 Proxy Statement  |  45

•

Build a Continuous Improvement (CI) culture: We enhanced our efficiency by completing over 26,000 “Point Kaizens” and streamlining our enterprise-wide goal deployment process to simplify how we work and better serve customers.  This delivered over $128 million in full-year productivity savings from procurement and CI efforts.

•

Cultivate Leadership and Talent Development: We broadened our commitment to an empowering and inclusive culture by adding new employee networking groups, holding unconscious bias training for nearly 1,000 leaders, and including diverse candidates in over 80% of slates for people leader job openings. Employee engagement has been exceptional ─ nearly 90% of employees offered feedback in our latest bi-annual Global Employee Survey. Our engagement score improved from 2019 (which showed improvement from 2017) and we are using the feedback to develop action plans for improvement opportunities identified by our employees.

•

Sustainability: We progressed in our execution against our 2025 Sustainability Goals and advanced sustainable packaging initiatives, fleet electrification, and joined the Science-Based Target initiative with preliminary commitments to net zero carbon emissions before 2050.  We set new records for community impact with 78% of colleagues volunteering 113,000 Watermark hours in 55 countries worldwide – double our total hours in 2020.

CEO Pay-for-Performance Summary

The following graph illustrates CEO pay-for-performance alignment over the last five years. Xylem’s Total Shareholder Return (“TSR”) performance indexed to 2017 is compared with CEO compensation as disclosed in the Summary Compensation Table, excluding amounts reported in the "All Other Compensation" column (“SCT Pay”).

2021 Executive Compensation Highlights

Based on our executive total rewards philosophy, the LDCC took the following compensation actions in 2021:

•

Base Salary: The LDCC provided a 2% merit increase to the base salaries of Ms. Rowland, Mr. Pine, Mr. Sabol, and Mr. Yarkadas. Mr. Decker’s base salary increased by 2.3% based on a review of market median data. See additional details in the “Our Executive Compensation Program” section in the “Base Salary” subsection.

46  | Xylem 2022 Proxy Statement

•

Annual Incentive Compensation: Our Annual Incentive Plan (“AIP”) awards are linked to the Company’s annual financial performance and strategic growth objectives. For the 2021 performance year, the AIP continued to measure Team Performance with equal weighting for three key financial metrics, as well as individual performance objectives.  Pool funding for the individual component is generally aligned with total Team Performance results, subject to a 90% funding floor:

For 2021, the LDCC approved a Team Performance score of 101% based on the overall financial performance. Actual AIP awards for the NEO’s ranged from 98% to 103% of target and are described in detail in the “Our Executive Compensation Program” section in the “Annual Incentive Plan” subsection.

•

Long-Term Incentive Compensation: Our Long-Term Incentive Plan (“LTIP”) awards are designed to align executive pay with long-term value creation for our shareholders. The 2021 annual LTIP awards for NEOs included 25% Performance Share Units (“PSUs”) earned based on a 3-year ROIC metric, 25% PSUs earned based on a 3-year TSR metric relative to the S&P 500 (excluding financial services companies), 25% time-based Stock Options, and 25% time-based Restricted Stock Units (“RSUs”).

The 2021 LTIP awards for NEOs, as disclosed in the Summary Compensation Table, were set to generally align with market median.

In 2021, the Company also augmented its approach to sustainability-linked compensation for all of our NEOs, as well as a broader group of executives, with a special, one-time grant of PSUs tied to goals that are based on five of our strategically transformative 2025 Sustainability Goals (“ESG PSUs”).

Additional details on LTIP awards are in the “Our Executive Compensation Program” section in the “Long-Term Incentive Plan” subsection.

2021 Advisory Vote to Approve Executive Compensation

Each year, the LDCC considers results from the annual shareholders advisory vote on executive compensation as well as feedback from our shareholder engagement, when reviewing the design of executive compensation programs. At our 2021 Annual Meeting, our shareholders continued to express a high level of support (85.5%) for the compensation program for our NEOs.  The LDCC believes this result conveyed our shareholders’ support of the existing executive compensation program designs.

Xylem 2022 Proxy Statement  |  47

2021 Shareholder Engagement

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens the Board’s role as an active, informed and engaged fiduciary. We make a concerted effort to engage with shareholders throughout the year to solicit their input on a range of topics related to executive compensation and governance matters. In 2021, we reached out to shareholders representing approximately 70% of our outstanding shares, which resulted in engagement in direct dialogue with shareholders holding approximately 27% of our outstanding shares. Our Board Chair participated in a number of these conversations. Our top shareholders generally expressed support for our executive compensation programs.  We received positive feedback on the increased linkage of executive compensation to sustainability, especially the ESG PSUs, the balance of performance metrics in our annual and long-term incentive plans, and the pay and performance alignment.

The Board considered feedback from shareholders through the say on pay vote and engagement meetings in making changes to the design of our long-term compensation program.  To better align with our growth strategy and the practices of other high-growth companies, the LDCC added long-term Revenue Growth as a PSU metric, by shifting some weight from the ROIC PSUs within our long-term compensation program for 2022.

Best Practices

Our executive compensation program incorporates the following practices:

What We Do		What We Don’t Do
✓	Pay-for-Performance: A significant portion of our NEO pay is performance-based and variable.	✘	No Executive Perquisites: We do not provide any perquisites for our NEOs.
✓	Double-Trigger Change of Control Provision: We have adopted double-trigger vesting upon a change of control for our severance plans and LTIP awards.	✘	No Special Retirement Plan for NEOs: We do not provide any retirement benefits to NEOs, other than the benefits available to the broader population of salaried employees.
✓

Peer Group Selection: We conduct an annual review of our compensation peer companies (Peer Group) to validate and assess whether the number of companies is appropriate and each company remains comparable.

✘

No Tax Gross-Ups: Tax gross-ups are not provided except in the case of taxable relocation expenses or non-permanent international assignment support. We do not provide Section 280G excise tax gross-ups under our plans.

✓

Annual Compensation Risk Assessment: Annually, we conduct a global risk assessment of incentive-based compensation to identify any issues that could have a material, adverse impact on the Company. No material adverse risks were identified in the 2021 annual compensation risk assessment.

✘

No Fixed-Term Employment Contracts: We do not have a fixed-term employment contract with any of our NEOs.

We are party to a letter agreement with Mr. Decker, which does not provide for a specific term of employment.

✓

Balanced Compensation Design: Our executive compensation program is designed to align with the Company’s business strategy and shareholders’ interests in the context of market practices. We provide balanced short- and long-term incentives, cash and equity, and fixed and variable pay.

✘

No Re-pricing of Stock Options or Cash Buy-Outs of Underwater Stock Options: Our equity incentive plan prohibits the re-pricing or exchange of outstanding stock options that are priced above the prevailing market price with lower-priced stock options, stock or cash, without shareholder approval.

✓

Compensation Benchmarking: We conduct benchmarking exercises on a regular basis to validate that our compensation programs are competitive and include a balanced portfolio approach for fixed versus variable compensation.

✘

Prohibition on Pledging, Hedging and Shorting: We have an anti-shorting, pledging and hedging policy that prohibits our executive officers and directors from pledging Xylem securities, purchasing financial instruments, or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Xylem securities.

✓	Clawback Policy: We have a clawback policy that applies to both cash and equity performance-based compensation.
✓	Proactive Management of Share Utilization: Throughout the year, we regularly review and project share utilization to enable reasonable overhang and annual run rate levels.
✓	Stock Ownership Guidelines: All of our executive officers and directors are expected to hold stock valued at a multiple of base salary.
✓	Insider Trading Policy: We have a robust insider trading policy.
✓	Engagement of an Independent Compensation Consultant: The LDCC engages an independent compensation consultant to advise on executive officer and director compensation matters.

48  | Xylem 2022 Proxy Statement

Our Executive Compensation Program

Philosophy and Objectives

Our executive compensation program is based on the following principles:

•

Linked to Our Strategy: Compensation should be simple, flexible, and sustainable to support Xylem’s ongoing business transformation, including increasing our focus on technology, positioning us as an ESG leader, and advancing our “One Company” execution.

•

Long Term: Design of compensation programs should reward executives for long-term growth and profitability, emphasize pay-for-performance, and should be reasonable, fair, fully-disclosed, and strongly-aligned with long-term shareholder value creation.

•

Market Competitive: Target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) opportunities should generally reflect the market median and may be adjusted for an individual’s performance, strategic impact, level of responsibility, potential, tenure, internal equity, or special recruitment considerations for newly-hired executives. Over time, actual compensation and incentive award payouts should vary with annual and long-term performance, both at the Company and individual level.

•	Avoids Excessive Risk: Compensation should be designed and structured so that unnecessary or excessive risk-taking behaviors are discouraged.

NEO Total Direct Compensation Mix

To align compensation levels for our NEOs with the Company’s performance and shareholder interests, our pay mix emphasizes variable compensation, including performance-based annual and long-term incentive awards. The following chart illustrates the 2021 target compensation mix for NEOs. The percentages of total target compensation reflected in charts below were calculated using each NEO’s fiscal year 2021 base salary, target annual incentive compensation and target long-term incentive compensation (excluding the special, one-time ESG PSU award).

Xylem 2022 Proxy Statement  |  49

Compensation Benchmarking

Executive compensation is benchmarked using the compensation levels and practices for the NEOs at companies in our Peer Group and data from multiple broad-based compensation surveys. Each year, the LDCC reviews and selects companies to comprise the Peer Group for the next performance year based on the following criteria: business attributes, extent of global presence, revenue size, market capitalization and talent pool. Our 2021 Peer Group includes the following companies:

2021 Peer Group		Xylem vs. Peer Group
Agilent Technologies, Inc.	Ingersoll-Rand Inc.	USD Millions
Ametek, Inc.	Itron, Inc.	Percentile	Revenue*	Market Capitalization**
Colfax Corporation	Lincoln Electric Holdings, Inc.	25th	$3.4	$7.8
Crane Co.	Parker Hannifin Corporation	50th	$5.3	$25.2
Donaldson Company, Inc.	Pentair Ltd.	75th	$6.9	$40.7
Dover Corporation	Rockwell Automation, Inc.
Flowserve Corporation	Roper Technologies, Inc.	Xylem	$5.2	$21.6
Fortive Corporation	Snap-On, Inc.	Percentile Rank	49%	47%
IDEX Corporation	TE Connectivity	* Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2021. **As of December 31, 2021.
Illinois Tool Works Inc.

In August 2021, the LDCC reviewed the current Peer Group and made the decision to remove Itron, Inc. based on analysis against our Peer Group selection criteria.

2022 Peer Group		Xylem vs. Peer Group
Agilent Technologies, Inc.	Illinois Tool Works Inc.	USD Millions
Ametek, Inc.	Ingersoll-Rand Inc.	Percentile	Revenue*	Market Capitalization**
Colfax Corporation	Lincoln Electric Holdings, Inc.	25th	$3.6	$9.1
Crane Co.	Parker Hannifin Corporation	50th	$5.3	$25.7
Donaldson Company, Inc.	Pentair Ltd.	75th	$7.1	$40.8
Dover Corporation	Rockwell Automation, Inc.
Flowserve Corporation	Roper Technologies, Inc.	Xylem	$5.2	$21.6
Fortive Corporation	Snap-On, Inc.	Percentile Rank	47%	44%
IDEX Corporation	TE Connectivity	* Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2021. **As of December 31, 2021.

In addition to using the Peer Group for benchmarking NEO compensation, the LDCC uses data from multiple broad-based compensation surveys for assessing the competitiveness of our NEOs’ compensation. Market survey data sources include: Aon Hewitt Total Compensation Measurement, Willis Towers Watson Compensation Data Bank, and Mercer Executive Remuneration Survey. Each survey includes approximately 1,000 to 2,500 participants. The LDCC does not select the companies that participate in these broad-based surveys and does not consider the specific participants in the surveys as a factor in its compensation determinations. Available information regarding compensation levels at our Peer Group companies and in surveys is weighted equally in developing “market median” consensus data.

Our NEOs’ target compensation opportunity is designed to approximate the market median and may be adjusted for other factors such as outstanding performance, strategic impact, level of responsibility, potential, tenure, internal pay equity, or special recruitment considerations for newly-hired executives. Our NEOs’ actual compensation is intended to vary on a yearly basis in accordance with actual annual and long-term performance.

50  | Xylem 2022 Proxy Statement

Elements of Our Executive Compensation Program — Overview

Our executive compensation program offers a mix of compensation elements with a significant focus on variable pay. As an executive’s rank increases, the proportion of variable pay increases. There are three core elements of the compensation program for our NEOs for 2021:

Compensation Element	Key Role		Purpose
Base Salary	•	Fixed component of compensation.	Designed to be competitive with our Peer Group, and the markets from which we recruit, allowing us to attract and retain the best talent.
Annual Incentive Plan	•	Variable component of compensation.	Designed to link pay to Xylem’s annual financial performance and strategic growth objectives, as well as individual results.
	•	A cash incentive plan intended to recognize results in a single performance year.
Long-Term Incentive Plan	•	Variable component of compensation.	Designed to link pay to long-term performance, to align executive incentives with shareholder value, and to help facilitate stock ownership and share retention.
	•	50% of the LTIP award is provided as PSUs based on three-year absolute ROIC metric (25%) and three-year relative TSR metric (25%).
	•	The other 50% of the LTIP award is provided as time-based RSUs (25%) and stock options (25%).
	•	The amount of the LTIP award is based on factors such as strategic impact of the role, potential, retention risks, performance and competitiveness with market median.

Base Salary

Base salary is a fixed and core element of our executive compensation program designed to be competitive in the marketplace in order to attract and retain the best talent. Key factors that help determine base salary include:

•	Level and consistency of individual performance.
•	Proficiency in the position, including skill set and knowledge for the position.
•	Tenure in the position.
•	Specific recruitment circumstances for newly-hired executives.

Base salaries are reviewed annually for potential merit increase.  For 2021, the average global merit increase was 2.5%.  In February 2021, the LDCC provided the following base salary increases to our NEOs.

Name	2020 Base Salary ($)	2021 Base Salary ($)	Merit Increase %
Patrick K. Decker	1,100,000	1,125,000	2.3%
Sandy E. Rowland	700,000	714,000	2.0%
Colin R. Sabol	501,900	511,940	2.0%
Matthew F. Pine	500,000	510,000	2.0%
Hayati Yarkadas	547,000	557,940 (1)	2.0%

(1) Converted from Swiss Francs (CHF) to US Dollars (USD).

Annual Incentive Plan (AIP)

Our AIP is a cash-based incentive program designed to link compensation to Xylem’s annual financial performance and strategic growth objectives, as well as individual results.

The “Target AIP Award” opportunity for our NEOs (expressed as a percentage of base salary) is set to generally align with market median. Actual “AIP Payout” is determined as follows:

Base Salary ($)	X	Target AIP Award (% of Salary)	X	(	Team Performance (Weighted 75%)	+	Individual Performance (Weighted 25%))	=	AIP Payout ($)

Each AIP performance metric and the overall AIP award is capped at 200% of target and results are interpolated between points for Team Performance results.

For all NEOs, the AIP target awards as a percentage of base salary were unchanged from 2020 based upon competitive market analysis.

Xylem 2022 Proxy Statement  |  51

Team Performance Metrics (75%)

For 2021, financial metrics were selected to reflect the importance of top line growth, profit, and management of free cash flow as the foundation for building shareholder value.

The performance targets for the core financial metrics were based on internal operating plans that were established taking into consideration the midpoint of the 2021 guidance we communicated to shareholders. This supports performance targets that are challenging, but achievable in order to motivate our NEOs and broader employee base.

Definition, weighting and payout percentage for each performance metric based on actual performance relative to target performance are summarized below:

			Actual Performance vs. Target for Payout Levels
Metric	Weighting	Target	Below Threshold (0% of Target)	Threshold Payout (50% of Target)	Target Payout (100% of Target)	Maximum Payout (200% of Target)
Organic Revenue (1)	25%	$5,190MM	<96.7% of Target	96.7% of Target	100% of Target	103.3% of Target
Adjusted Operating Income (2)	25%	$647MM	<81.3% of Target	81.3% of Target	100% of Target	110% of Target
Free Cash Flow Conversion (3)	25%	85%	<65%	65%	85%	125%

(1)	Defined as revenue excluding the impact of fluctuations in foreign currency translation as compared to target and contributions from acquisitions and divestitures.
(2)	Defined as operating income, adjusted to exclude restructuring and realignment costs and special charges.
(3)

Defined as Free Cash Flow (net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures) divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items.

Individual Objectives (25%)

For 2021, financial and non-financial Individual Objectives (“IOs”) for NEOs were used to align closely with the Company’s five Core Strategic Pillars and Sustainability Framework:

Core Strategic Pillars	Sustainability Framework

•  Customer Success: enhance customer experience and accelerate water’s digital transformation.

•  Emerging Markets: accelerate localization and expand coverage in underserved regions.

•  Continuous Improvement: eliminate business complexity, drive cost leadership and build upon a sustainable, resilient supply chain.

•  Leadership and Talent: foster diverse, equitable and inclusive culture to cultivate and retain top talent.

•  Innovation and Technology: strengthen core portfolio and enable digital infrastructure.

•  Serving Our Customers: provide innovative technologies, solutions, and expertise that help customers solve major water challenges.

•  Empowering Communities: provide humanitarian relief and volunteer to help people living in communities facing severe water challenges.

•  Building a Sustainable Company: adhere to and champion responsible business practices, including promoting diversity, equity, and inclusion (“DE&I”); management incentives tied to sustainability goals.

IO scores are designed to be differentiated based on the assessment of the individual’s performance against his/her/their IOs. There is no specific weighting assigned to each goal and the evaluation is non-formulaic. From a design perspective, actual IO scores can range from 0% to 200% of target. Higher IO scores are intended to be given to individuals with the strongest performance relative to their financial and non-financial strategic objectives; and the lowest IO scores are intended to be given to individuals who have underperformed relative to their financial and non-financial strategic objectives. Each year, management and, in the case of the NEOs, the LDCC review the distribution and range of IO scores.

To emphasize total Xylem performance and align the overall pool with business results, the Company funded the IO portion of the AIP award pool based on the 2021 overall Team Performance results with a floor of 90% of target. The IO pool funding floor recognizes that there may be strong performance contributions to current and future results even if current year Team Performance based on our three financial metrics is below 90%. From a design perspective, individual IO scores can still range from 0% to 200%, keeping within the IO pool funding in total.

52  | Xylem 2022 Proxy Statement

2021 AIP Awards Paid in 2022

The LDCC evaluated Xylem’s actual Team Performance against the pre-established metrics and considered the following results in determining the actual Team Performance score, overall IO funding, and awards for NEOs:

Team Performance Metrics	Weighting	2021 Target Performance	2021 Actual Performance	Actual vs. Target	Actual Payout %
Organic Revenue ($MM) (1)	25%	5,190	5,241	101.0%	130%
Adjusted Operating Income ($MM)	25%	647	611	94.4%	93%
Free Cash Flow Conversion	25%	85%	77%	-8.0%	80%
Team Performance Score:					101%

(1)	Represents 4.5% growth versus prior year.

For 2021, we overachieved our revenue growth metric based on strong growth performance, especially in emerging markets.  We fell modestly short of target for operating income and free cash flow conversion performance.  This was due to supply chain challenges in the second half of 2021 that accelerated in the fourth quarter and inflationary pressure in the fourth quarter of 2021. The performance above resulted in a Team Performance score of 101% and an overall Company IO funding of 101%.

The LDCC reviewed the NEOs’ performance in 2021. Each NEO had IOs that were closely linked to the strategic priorities listed above under “Individual Objectives” and included the following, as applicable:

•	Deliver 2021 financial targets for revenue, operating income, and free cash flow conversion;
•

Continue to deploy the Xylem strategy to drive customer success, grow in emerging markets, build a culture of continuous improvement, strengthen innovation and technology, cultivate leadership and talent development, and integrate sustainability into everything we do; and

•	Drive strategic inorganic growth by developing M&A opportunities of scale to advance Xylem’s industrial water strategy.

In February 2022, the LDCC determined the 2021 AIP payouts for all NEOs. Based on the Company achieving its financial commitments for 2021 (Team Performance score of 101%), the LDCC decided to award Mr. Decker and Ms. Rowland IO performance scores of 100%.  Mr. Pine and Mr. Yarkadas both were awarded IO performance scores of 110% to recognize their leadership in driving superior results in the Applied Water and Water Infrastructure segments, respectively, as well as strong results along non-financial, cultural dimensions such as DE&I, safety, and Watermark.  Mr. Sabol received an IO performance score of 90% largely based on the Measurement & Control Solutions segment’s supply chain constrained financial results for 2021.

The following table summarizes the actual AIP awards paid to the NEOs in March 2022:

Name	Base Salary ($)	Target AIP Award (% of Salary)	Target Annual Incentive ($)	Range of Potential Payouts Based on Team & Individual Results ($)	Total Team & Individual Performance Score (%)	Actual AIP Payout ($)
Patrick K. Decker	1,125,000	125%	1,406,250	0 - 2,812,500	101%	1,420,313
Sandra E. Rowland	714,000	80%	571,200	0 - 1,142,400	101%	576,912
Colin R. Sabol	511,940	75%	383,955	0 - 767,910	98%	378,100
Matthew F. Pine	510,000	75%	382,500	0 - 765,000	104%	395,983
Hayati Yarkadas	557,940	75%	418,455	0 - 836,910	104%	433,206

Xylem 2022 Proxy Statement  |  53

Long-Term Incentive Plan

Our LTIP is designed to link an executive’s compensation to long-term shareholder value creation. The 2021 LTIP awards for NEOs included the following components:

Components	% of Award	Vesting Period	Rationale
PSUs	50%	Performance-based vesting that cliff vests at the end of three years.

Two balanced performance criteria (ROIC and relative TSR) are designed to provide pay-for-performance linkage.  Cliff vesting supports long-term alignment with shareholder value and retention of the Company’s NEOs.

RSUs	25%	Time-based vesting in three annual installments.	Three-year vesting supports long-term alignment with shareholders, in conjunction with our stock ownership guidelines, and retention of the Company’s NEOs.
Stock Options	25%	Time-based vesting in three annual installments.

Actual value materializes only if the share price appreciates over the stock options’ exercise price before the stock options expire. Supports share price performance and long-term alignment with shareholder value creation over the ten-year life of the option.

PSU awards underscore our pay-for-performance philosophy, provide alignment with key long-term financial metrics and strengthen the performance-based aspects of our compensation program for executive officers and other direct reports to the CEO. The LDCC also considers RSUs and stock options to be performance-based, at-risk pay because their value depends on stock price fluctuation. The mix and balance of LTIP awards were chosen based on the LDCC’s belief in performance-based compensation elements in the context of the Company’s business strategy, as well as market trends and relevant practices among peer companies. The target LTIP award value for each NEO is established each year to be generally in alignment with the market median value for long-term incentives, but also considers potential, performance, and certain other considerations.  Despite the significant negative impacts from the COVID-19 pandemic on the ROIC component of the LTIP awards, the LDCC did not make any adjustments to the outstanding PSU awards to mitigate the impact of the COVID-19 pandemic.

Performance Share Units

PSUs are stock awards that are settled in shares of Xylem’s common stock subject to three-year cliff vesting and performance requirements. Key elements of the 2021 PSU awards are as follows:

•

50% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) contingent upon the achievement of a three-year absolute ROIC performance target.  We believe ROIC is a metric that aligns with our efforts to build long-term value for shareholders by focusing on the effective allocation of capital.  The ROIC performance target for the 2021-2023 performance cycle was designed to be sufficiently challenging and aligned with the Company’s strategic plan and historical performance.  Potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between Minimum - Target and Target - Maximum):

Performance Level	2021-2023 ROIC*	Payout as a % of Target
Maximum	12.35%	175%
Target	11.00%	100%
Minimum	9.20%	50%

*Defined as the three-year average tax-effected adjusted earnings (adjusted to exclude share-based compensation, restructuring and realignment and special charges) before interest and amortization less interest on excess cash, divided by the 13-point (quarter end) average adjusted invested capital (total assets less non-interest bearing short-term liabilities adjusted for acquisitions) less excess cash. Impact of unplanned acquisitions that are not debt-funded is excluded in the year of acquisition, but included in the remaining performance period, except for the purchase accounting and related transaction and integration costs. Impact of unplanned acquisitions that are debt-funded are excluded.

•

50% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) based on three-year Xylem TSR relative to companies in the S&P 500 Index (excluding financial services companies).  We believe relative TSR helps us to further align with shareholder interests, and along with ROIC, provides a balanced approach to address both internal and external performance.  The potential payout levels (as a percentage of the target number of shares) based on actual performance are summarized below (results are interpolated between Threshold - Target and Target - Maximum):

54  | Xylem 2022 Proxy Statement

Performance Level	2021-2023 Relative TSR Rank	Payout as a % of Target
Maximum	75th Percentile and Above	175%
Target	50th Percentile	100%
Threshold	25th Percentile	25%
Below Threshold	Below 25th Percentile	0%

The LDCC selected the companies in the S&P 500 Index (excluding financial services companies) as the benchmark for relative TSR in order to reflect the broader investment focus of our shareholders.  Similar to the multiple broad-based compensation surveys in our compensation benchmarking, the S&P 500 is not a self-selected customized benchmark and provides a more comprehensive and relevant comparison for our stock price performance. Key elements of the 2021 PSUs were as follows:

•	Earned PSUs will be settled in shares upon vesting.
•	Holders of PSUs do not have voting rights.
•	Dividend equivalents are accrued and paid in cash only if and to the extent PSUs vest.
•	If an employee resigns or is terminated prior to vesting, the PSUs are forfeited entirely.
•	If an employee qualifies for retirement, dies or becomes disabled, a pro-rated portion of the PSUs vests.
•

PSUs will vest in full (assuming target performance) upon termination of employment by the Company without cause or by the employee for good reason within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control.

Status of 2019 PSU Award for Completed Performance Cycle in 2021

Performance Metric	Performance Level	Payout	Actual Result	Actual Payout
ROIC	Maximum: 12.9% Target: 12.3% Minimum: 11.5%	175% 100% 0%	9.1%	0%
TSR	Maximum: 75th Percentile Target: 50th Percentile Threshold: 25th Percentile	175% 100% 25%	64th Percentile	142%
			Total Final Payout: 71% of target

One-Time Special ESG PSU Award

In 2021, the Company augmented its sustainability-linked compensation for all of our NEOs, as well as a broader group of executives, with a special, one-time grant of PSUs with targets that are based on five of our 2025 Sustainability Goals. Each goal is equally weighted at 20% and will be measured with a simple pass or fail at the end of 2025.

Sustainability Goals*	Weight	PSU Target
Women in Leadership	20%	33%
Process Water Recycling (# of major facilities)	20%	20
CO2 Reduction (million metric tons; cumulative difference)	20%	1.7
Pollution Prevention (billion cubic meters; cumulative difference)	20%	4.2
Non-Revenue Water Reduction (billion cubic meters; cumulative difference)	20%	2.4

* Additional details related to goals and related metrics are included in our 2020

Restricted Stock Units

RSUs are stock awards that are settled in shares of Xylem’s common stock subject to vesting requirements.

Key elements of the 2021 RSU awards were as follows:

•	RSUs awarded as part of the annual LTIP award vest in three equal annual installments.

Xylem 2022 Proxy Statement  |  55

•	RSUs will be settled in shares upon vesting.
•	Holders of RSUs do not have voting rights.
•	Dividend equivalents are accrued and paid in cash only upon vesting/settlement of the awards.
•	If an employee resigns or is terminated prior to vesting, the RSUs are forfeited entirely.
•	If an employee qualifies for retirement, a pro-rated portion of the RSUs vest and applicable dividends will be paid upon retirement.
•	If an employee dies or becomes disabled, the RSUs vest in full.
•

RSUs will vest in full upon termination of employment by the Company without cause or by the employee for good reason within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control.

Stock Options

Non-qualified stock options permit participants to purchase shares of Xylem’s common stock in the future at a price equal to the stock’s value on the date the stock options were granted, which is the stock option exercise price.

Key elements of the 2021 non-qualified stock option awards were as follows:

•	Stock options vest in three equal annual installments with a 10-year term and cannot be exercised prior to vesting.
•

If an employee resigns or is terminated prior to vesting, the unvested portions of the stock options are forfeited entirely. The vested portions of the stock options expire the earlier of three months following the termination date or the original expiration date.

•

If an employee qualifies for retirement, a pro-rated portion of the unvested stock options vest and remain exercisable until the earlier of three years following the retirement date or the original expiration date.

•

If an employee dies or becomes disabled, the unvested portions of the stock options vest in full and remain exercisable until the earlier of three years following the death or disability date or the original expiration date.

•

The unvested stock options will vest in full upon termination of employment by the Company without cause or by the employee for good reason within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control.

Earnings Black-Out Period and Timing of Stock-Based Grants

The Company typically closes the window for insiders to trade in the Company’s securities in advance of, and for a period of time immediately following, earnings releases because the Company and insiders may be in possession of material non-public information. LTIP award decisions for NEOs are typically made at the annual first quarter meeting of the LDCC. LTIP awards may be granted at a time when the Company is in possession of material non-public information. However, the LDCC does not consider the possible possession of material non-public information when it determines the number, price or timing of LTIP awards granted. Rather, the LDCC uses market competitive data, individual performance, retention and potential considerations when it grants equity awards under the LTIP. In general, LTIP awards are granted to NEOs, other executives, and directors on the approved grant effective date. For new hire NEOs, LTIP awards are granted on the later of the LDCC approval date or the start of employment.

56  | Xylem 2022 Proxy Statement

Additional Compensation Elements

The primary focus of our executive compensation program is on base salary, AIP and LTIP awards, but we also provide other limited benefits that are market-competitive and deemed necessary to attract, motivate and retain a high-quality management team.

Retirement and Benefit Plans

NEOs (excluding Mr. Yarkadas) participate in the same U.S. retirement and benefit plans as the broader population of salaried employees, as applicable.

•

Retirement plans generally include the tax-qualified retirement savings plan, the non-qualified retirement savings plan, and the deferred compensation plans.  We do not provide defined benefit retirement plans to the broader U.S. salaried population.

•	Benefit plans generally include group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance, and short- and long-term disability insurance.

Mr. Yarkadas participates in the same Switzerland retirement plan as the broader population of salaried employees, as applicable.

Executive Perquisites

The Company does not provide any perquisites to NEOs with the exception that Mr. Yarkadas is eligible for and receives a car allowance on terms consistent with select other employees located in Switzerland.

Severance Plan Arrangements

Xylem offers severance plan arrangements to provide transitional assistance to NEOs who are terminated from the Company either without cause or following a change of control. Xylem maintains two severance plans for its senior executives - the Xylem Senior Executive Severance Pay Plan and the Xylem Special Senior Executive Severance Pay Plan. These plans are described in more detail in the “Potential Post-Employment Compensation” section.

COMPENSATION Decision-Making Process

Role of the Leadership Development & Compensation Committee

The LDCC is responsible for designing elements of our compensation program to enable the Company to attract, motivate and retain executive and other top talent critical to our long-term success. The LDCC reviews management performance, internal succession planning, executive development and talent management programs and initiatives, including diversity, equity and inclusion, on a regular basis. Its role includes providing overall direction of total rewards philosophy and overseeing the total rewards programs for our NEOs and our broader executive population. The LDCC annually reviews NEOs’ compensation to see that it properly aligns with the Company’s strategic and business objectives and maintains a strong link to shareholder value creation. During the first quarter of each year, the LDCC reviews performance for the prior three-year period when determining PSU payout and annual performance for the prior year when determining AIP payout and approves compensation actions (currently in February), including payout of performance-based incentives for the prior performance cycles, base salaries, AIP targets and LTIP target awards for the current year. The LDCC is provided with tally sheets, which provide a comprehensive picture of an NEO’s total compensation and context for making pay decisions. The LDCC establishes the total compensation for NEOs after seeking input from management and its independent compensation consultant regarding individual NEOs’ performance. CEO compensation decisions are determined by the LDCC, with input from the Board, based on performance against objectives and market benchmarking factors. The LDCC also has oversight of the establishment and administration of executive benefit programs and severance policies. For a full discussion of LDCC authority and responsibilities, see the LDCC charter that is on our website at www.xylem.com, under "About Xylem”, then “Investors” and then “Corporate Governance.”

Xylem 2022 Proxy Statement  |  57

Role of the Compensation Consultant

The LDCC has retained Pearl Meyer as its independent compensation consultant each year since 2011. In fiscal year 2021, Pearl Meyer only performed executive officer and director compensation services at the direction of the LDCC. Prior to engaging Pearl Meyer each year, the LDCC reviews Pearl Meyer’s independence. The LDCC has determined that Pearl Meyer is independent and Pearl Meyer’s work does not raise any conflicts of interest pursuant to the SEC’s rules and the NYSE listing standards. In 2021, at the request of the LDCC, Pearl Meyer attended all regular LDCC meetings and also met with the LDCC without management present at these meetings. Pearl Meyer provided the LDCC with assessments of and recommendations on our executive compensation philosophy and program design, and assisted with the selection of our Peer Group. At the direction of the LDCC, Pearl Meyer also worked with management to review the results of the annual executive benchmarking exercise as well as the results of the benchmarking exercise of our non-employee director compensation program. The LDCC has sole authority to retain and terminate the compensation consultant, and is directly responsible for overseeing and compensating the consultant.

In 2021, the LDCC also retained Veritas Partners, a Pearl Meyer affiliate, to provide advisory services with respect to CEO and senior leadership development and succession. In addition, the Nominating & Governance Committee retained Veritas Partners to facilitate the Board’s annual assessment. The LDCC performed a governance and independence assessment and found no issues or concerns.

Role of Management

Management routinely provides the LDCC with current and projected results of performance-based compensation plans, and external data that the LDCC may consider in making decisions around total rewards for NEOs. At the request of the LDCC, Committee meetings are regularly attended by the CEO, the Chief Human Resources & Sustainability Officer and the Vice President, Global Compensation & Benefits. Management is responsible for leading discussions about the Company’s performance, succession planning, leadership development and total rewards programs. The CEO makes recommendations to the LDCC regarding total compensation to be paid to the Company’s executive officers and other direct reports, other than himself, but all decisions are ultimately made by the LDCC.

Additional Information

Change of Control Agreements

Our NEOs do not have stand-alone change of control agreements. However, many of the Company’s short- and long-term incentive plans, severance arrangements and non-qualified deferred compensation plans provide additional or accelerated benefits in connection with a change of control. These benefits are described in detail in the “Potential Post-Employment Compensation” section. The Company does not provide any tax gross-ups related to Section 280G of the IRC.

Consideration of Tax and Accounting Impacts

The LDCC annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. Compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief under the Tax Cuts and Jobs Act of 2017. While the Company monitors guidance in this area, the LDCC believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the LDCC may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Clawback Policy

We have a policy that provides for recoupment of both cash and equity performance-based compensation if our Board determines that an executive officer or other direct report to the CEO has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of financial statements previously issued by the Company. We intend to update our policy as necessary to comply with any final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act clawback requirements as appropriate.

58  | Xylem 2022 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Patrick K. Decker	2021	1,118,616	6,225,020	1,499,996	1,420,313	177,725	10,441,670
President and	2020	973,077	4,965,027	1,500,007	1,237,500	154,740	8,830,352
Chief Executive Officer	2019	1,089,231	4,814,879	1,500,001	782,100	130,993	8,317,204
Sandra E. Rowland	2021	710,231	1,763,607	425,001	576,912	77,229	3,552,980
SVP and Chief Financial Officer	2020	133,538	1,444,904	424,997	504,000	38,252	2,545,692
Colin R. Sabol	2021	509,237	1,245,174	299,999	378,100	62,114	2,494,623
SVP and President, MCS	2020	440,312	992,899	300,001	338,783	54,537	2,126,531
	2019	475,231	882,803	275,007	212,411	48,135	1,893,587
Matthew F. Pine	2021	507,308	1,141,233	274,990	395,983	54,197	2,373,711
SVP and President, AWS & ACT	2020	336,538	3,852,467	2,275,000	337,500	40,442	6,841,948
Hayati Yarkadas(5)	2021	556,117	933,774	224,994	433,206	94,066	2,242,156
SVP and President, WI & EUCT	2020	379,072	947,618	224,996	359,775	71,493	1,982,954

(1)

Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the PSU and RSU awards. Assuming the maximum performance is achieved for the 2021 PSU award, the maximum grant date fair value is $8,268,749 for Mr. Decker; $2,342,615 for Ms. Rowland; $1,653,975 for Mr. Sabol; $1,515,909 for Mr. Pine; and $1,240,341 for Mr. Yarkadas. A discussion of the awards and assumptions used in calculating the 2021 values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 25, 2022.

(2)

Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock option awards. A discussion of assumptions used in calculating the values of 2021 stock option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 25, 2022.

(3)	Amounts represent AIP awards earned for each performance year.
(4)	Amounts represent items specified in the “All Other Compensation Table” below.
(5)

Mr. Yarkadas is based in Switzerland and his cash compensation (salary, AIP and All Other Compensation) are provided in Swiss Francs.  We converted his 2021 cash compensation to U.S. dollars based on the average exchange rate of $1.094 for 1.000 Swiss Franc during 2021.

ALL OTHER COMPENSATION TABLE

Name	Company Contribution to Tax-Qualified Retirement Savings Plan ($)(a)	Company Contribution to Non-Qualified Retirement Savings Plan ($)(b)	Other ($)(c)	Total All Other Compensation ($)
Patrick K. Decker	19,950	157,775	—	177,725
Sandra E. Rowland	17,100	60,129	—	77,229
Colin R. Sabol	19,950	42,164	—	62,114
Matthew F. Pine	17,100	37,097	—	54,197
Hayati Yarkadas	—	—	94,066	94,066

(a)	These amounts include contributions in fiscal year 2021, as well as contributions for the 2021 AIP award earned in 2021 and paid in 2022.
(b)

These amounts include contributions in fiscal year 2021, as well as contributions for the 2021 AIP award earned in 2021 and paid in 2022. Xylem contributions are unfunded and participants have access to the same investment funds available to participants in the tax-qualified retirement savings plan.

(c)	The amount for Mr. Yarkadas includes car allowance and retirement contributions aligned with local country policy.

Xylem 2022 Proxy Statement  |  59

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards made to our NEOs during the year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Awards ($)(6)
Patrick K. Decker		0	1,406,250	2,812,500							—
PSU - ROIC	3/1/21				0	14,673	25,678				1,500,021
PSU - TSR	3/1/21				0	14,673	25,678				1,724,958
PSU - ESG	3/1/21				0	14,673	25,678				1,500,021
RSU	3/1/21							14,673			1,500,021
Option	3/1/21								64,655	102.23	1,499,996
Sandra E. Rowland		0	571,200	1,142,400							—
PSU - ROIC	3/1/21				0	4,157	7,275				424,970
PSU - TSR	3/1/21				0	4,157	7,275				488,697
PSU - ESG	3/1/21				0	4,157	7,275				424,970
RSU	3/1/21							4,157			424,970
Option	3/1/21								18,319	102.23	425,001
Colin R. Sabol		0	383,955	767,910
PSU - ROIC	3/1/21				0	2,935	5,136				300,045
PSU - TSR	3/1/21				0	2,935	5,136				345,039
PSU - ESG	3/1/21				0	2,935	5,136				300,045
RSU	3/1/21							2,935			300,045
Option	3/1/21								12,931	102.23	299,999
Matthew F. Pine		0	382,500	765,000							—
PSU - ROIC	3/1/21				0	2,690	4,708				274,999
PSU - TSR	3/1/21				0	2,690	4,708				316,236
PSU - ESG	3/1/21				0	2,690	4,708				274,999
RSU	3/1/21							2,690			274,999
Option	3/1/21								11,853	102.23	274,990
Hayati Yarkadas		0	418,455	836,910							—
PSU - ROIC	3/1/21				0	2,201	3,852				225,008
PSU - TSR	3/1/21				0	2,201	3,852				258,750
PSU - ESG	3/1/21				0	2,201	3,852				225,008
RSU	3/1/21							2,201			225,008
Option	3/1/21								9,698	102.23	224,994

(1)

Amounts reflect the annualized minimum, target and maximum payment levels, respectively, if an award payout is achieved under the 2021 AIP described under “Compensation Discussion and Analysis - Annual Incentive Plan.” These potential payments are based on achievement of specific performance metrics and are completely at risk.

The amount under Threshold shown is 0% of the Target amount, which is comprised of the Team Performance and IO components. Team Performance payouts begin at 50% of the Target amount if the Threshold payout level is met. If the Threshold payout level is not met, no award will be paid. Based on design, IO payout can range from 0% to 200%.

(2)

Amounts reflect the number of PSUs granted in 2021, which was determined using the closing price of Xylem stock on grant date. The first two lines represent the normal 2021 annual awards which vest in full at the end of the three-year restriction period following the grant - March 1, 2021 (“Annual Grant Date”) - to the extent that they are earned based on pre-set ROIC and relative TSR performance goals and provided that the executive remains an employee as of the vesting date.  The last line represents the special, one-time ESG PSU grant which had a grant date of March 1, 2021, and a vest date of March 1, 2026.  For more details, see “Compensation Discussion and Analysis – Elements of our Compensation Program.”

(3)

Amounts reflect the number of RSUs granted in 2021, which was determined using the closing price of Xylem stock on grant date. The 2021 annual awards vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of the vesting date.

(4)

Amounts reflect the number of stock options granted in 2021, which was determined using the binomial lattice value on the grant date. These awards vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of each vesting date. The options expire ten years after the grant date.

(5)	The stock option exercise price equals the closing price of Xylem stock on the grant date.
(6)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for PSU, RSU and stock option awards granted to the NEOs in 2021.

60  | Xylem 2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding all outstanding stock options, unvested RSU and PSU awards held by each NEO as of December 31, 2021.

	Option Awards					RSU Awards		PSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Number of Unearned Shares or Units of Stock that Have Not Vested (#)(5)	Market Value of Unearned Shares or Units of Stock that Have Not Vested ($)(4)
Patrick K. Decker	3/17/14	56,298	—	36.81	2/25/24	34,017	4,079,319	213,002	25,543,200
	2/24/15	199,297	—	35.96	2/24/25
	2/24/16	138,581	—	37.47	2/24/26
	2/21/17	126,761	—	48.33	2/21/27
	2/21/18	85,128	—	75.18	2/21/28
	2/20/19	58,031	29,894	74.07	2/20/29
	2/27/20	30,880	62,695	80.66	2/27/30
	3/1/21	—	64,655	102.23	3/1/31
Sandra E. Rowland	11/2/20	7,639	15,509	88.59	2/27/30	7,371	883,930	38,614	4,630,561
	3/1/21	—	18,319	102.23	3/1/31
Colin R. Sabol	2/21/17	7,606	—	48.33	2/21/27	6,688	802,025	41,421	4,967,176
	2/21/18	14,552	—	75.18	2/21/28
	2/20/19	10,640	5,480	74.07	2/20/29
	2/27/20	6,176	12,539	80.66	2/27/30
	3/1/21	—	12,931	102.23	3/1/31
Matthew F. Pine	5/7/20	—	14,635	63.55	2/27/30	37,217	4,463,063	29,267	3,509,699
	5/7/20	40,423	106,433	63.55	5/7/30
	3/1/21	—	11,853	102.23	3/1/31
Hayati Yarkadas	5/7/20	—	11,974	63.55	2/27/30	7,208	864,383	23,949	2,871,934
	3/1/21	—	9,698	102.23	3/1/31

(1)	All stock option awards vest in three equal installments over the three-year period following the grant date.
(2)	The following table provides the vesting schedule (vesting typically occurs on the applicable anniversary of grant date):

	Grant	Vesting Schedule (#)
Name	Date	2022	2023	2024
Patrick K. Decker	2/20/19	29,894	—	—
	2/27/20	30,880	31,815	—
	3/1/21	21,337	21,336	21,982
Sandra E. Rowland	11/2/20	7,639	7,870	—
	3/1/21	6,046	6,045	6,228
Colin R. Sabol	2/20/19	5,480	—	—
	2/27/20	6,176	6,363	—
	3/1/21	4,268	4,267	4,396
Matthew F. Pine	5/7/20	7,208	7,427	—
	5/7/20	52,422	54,011	—
	3/1/21	3,912	3,911	4,030
Hayati Yarkadas	5/7/20	5,898	6,076	—
	3/1/21	3,201	3,200	3,297

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(3)	The following table provides the vesting schedule (vesting typically occurs on the applicable anniversary of grant date):

	Grant	Vesting Schedule (#)
Name	Date	2022	2023	2024
Patrick K. Decker	2/20/19	6,885	—	—
	2/27/20	6,137	6,322	—
	3/1/21	4,843	4,842	4,988
Sandra E. Rowland	11/2/20	1,583	1,631	—
	3/1/21	1,372	1,372	1,413
Colin R. Sabol	2/20/19	1,262	—	—
	2/27/20	1,227	1,264	—
	3/1/21	969	969	997
Matthew F. Pine	5/7/20	1,428	1,471	—
	5/7/20	15,578	16,050	—
	3/1/21	888	888	914
Hayati Yarkadas	5/7/20	1,168	1,204	—
	5/7/20	1,298	1,337	—
	3/1/21	727	726	748

(4)	Market values were determined based on the Company’s closing stock price of $119.92 on December 31, 2021.
(5)	Amounts reflect the 2019 PSU awards that became vested in early 2022 with payout at 71% of target and 2020 and 2021 unvested PSUs estimated at 175% of target.

The following table provides the vesting schedule (vesting occurs on the three-year anniversary of the Grant Date, other than with respect to the ESG PSUs granted in 2021, which vest on the five-year anniversary of the Grant Date):

	Grant	Vesting Schedule (#)
Name	Date	2022	2023	2024	2026
Patrick K. Decker	2/20/19	40,502	—	—	—
	2/27/20	—	37,194	—	—
	3/1/21	—	—	29,346	—
	3/1/21	—	—	—	14,673
Sandra E. Rowland	11/2/20	—	9,594	—	—
	3/1/21	—	—	8,314	—
	3/1/21	—	—	—	4,157
Colin R. Sabol	2/20/19	7,426	—	—	—
	2/27/20	—	7,438	—	—
	3/1/21	—	—	5,870	—
	3/1/21	—	—	—	2,935
Matthew F. Pine	5/7/20	—	8,654	—	—
	3/1/21	—	—	5,380	—
	3/1/21	—	—	—	2,690
Hayati Yarkadas	5/7/20	—	7,082	—	—
	3/1/21	—	—	4,402	—
	3/1/21	—	—	—	2,201

62  | Xylem 2022 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following table provides the values realized by our NEOs upon the exercise of Xylem stock options and the vesting of PSUs and RSUs in 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(2)
Patrick K. Decker	109,286	10,317,620	50,430	5,033,656
Sandra E. Rowland	—	—	1,583	161,830
Colin R. Sabol	15,197	1,094,770	8,881	886,859
Matthew F. Pine	19,208	1,154,300	17,007	2,005,182
Hayati Yarkadas	5,897	240,217	2,468	274,530

(1)

This amount reflects number of shares acquired upon exercise of stock options multiplied by the difference between the Xylem stock price on the date of exercise and the exercise price of stock options.

(2)	These amounts reflect the value realized upon the vesting of PSUs and RSUs based upon the closing price of Xylem stock on the date of vesting.

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Non-Qualified Deferred Compensation

Xylem Supplemental Retirement Savings Plan

The Xylem Supplemental Retirement Savings Plan (“SRSP”) was established to provide retirement benefits that cannot be paid under the qualified retirement savings plan due to the federal limits on the amount of benefits that can be paid and the amount of compensation that can be recognized under a tax-qualified retirement plan. These benefits are generally paid directly by Xylem. It is a non-qualified and unfunded plan with all amounts in the plan constituting a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the plan, are paid out of the general assets of the Company.

The table below shows the activity within the SRSP (Non-Qualified Savings) for the NEOs for 2021. Mr. Yarkadas does not participate in the U.S. based SRSP. He participates in the local retirement plan in Switzerland with an employer contribution in 2021 of $70,054.

2021 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Patrick K. Decker
Non-Qualified Savings	—	157,775	93,170	—	1,171,741
Sandra E. Rowland
Non-Qualified Savings	—	60,129	3,244	—	58,698
Colin R. Sabol
Non-Qualified Savings	—	42,164	54,895	—	435,342
Matthew F. Pine
Non-Qualified Savings	—	37,097	2,378	—	44,351

(1)

Amounts consist of the contributions to the participants under the Xylem Deferred Compensation Plan and SRSP for the 2021 AIP, which were credited to the NEOs’ accounts in 2022. These amounts are reflected in the Non-Qualified Retirement Savings Plan and Deferred Compensation Plan contribution columns in the “All Other Compensation Table” and are included in the “Summary Compensation Table.”

(2)	The Company does not provide preferential or above-market rates as defined in applicable SEC rules. As a result, the aggregate earnings are not included in the Summary Compensation Table.
(3)

The amounts represent account balances at 2021 fiscal year end and exclude contributions that were credited in 2021, but not actually contributed until after the end of the year. The aggregate balance for SRSP that has been reported as compensation since 2012 is $980,376 for Mr. Decker; $81,195 for Ms. Rowland; $295,683 for Mr. Sabol and $59,803 for Mr. Pine.

Potential Post-Employment Compensation

The Potential Post-Employment Compensation table included in this section reflects the amounts of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including death, disability, termination without cause or termination in connection with a change of control. The severance plans listed below apply to the Company’s senior executives, including NEOs (unless provided otherwise below), as defined by Section 409A of the IRC. The severance plans do not allow for excise tax gross-ups and include a cap on severance benefits.

The amounts shown in the Potential Post-Employment Compensation tables are estimates, assuming that the triggering event was effective as of December 31, 2021, and include amounts that would be earned through such date (or that would be earned during a period of severance). The Company’s obligation to continue severance payments ceases if the executive does not comply with Xylem’s Code of Conduct or applicable non-compete provisions. The amounts shown below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include: accrued salary and vacation pay; certain severance benefits as described below; and distributions of balances under the retirement savings plans.

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Xylem Senior Executive Severance Pay Plan

The purpose of the Xylem Senior Executive Severance Pay Plan (“SESPP”) is to provide a period of transition following termination of employment for senior executives, but not including termination in connection with a change of control. The plan generally provides for severance payments if Xylem terminates a senior executive’s employment without cause. All NEOs are eligible to participate in this plan.

The amount of severance paid (“Severance Pay”) under this plan depends on the executive’s salary and years of service at the time of cessation. The plan typically provides 12 months of salary for up to three years of service and one additional month of salary for each additional year of service with a cap of 24 months. The Company will also provide continuation of health and life insurance benefits for the duration of the severance period.

Xylem Special Senior Executive Severance Pay Plan

The purpose of the Xylem Special Senior Executive Severance Pay Plan (“SSESPP”) is to provide compensation in the case of termination of a senior executive’s employment in connection with a change of control (as defined in our equity compensation plan). All NEOs are eligible to participate in this plan.

Under this plan, if an NEO (i) is terminated without cause in contemplation of a change of control that ultimately occurs; or (ii) is terminated without cause or resigns for good reason within two years after a change of control, the following will be provided:

Benefit	CEO	Other NEO Hired or Promoted Prior to May 1, 2012	Other NEO Hired or Promoted on or after May 1, 2012
“Severance Pay” as a multiple of annual base salary and current actual AIP	3 Times	3 Times	2 Times Target AIP for new hire without full-year AIP history
Continuation of Health and Life Insurance Benefits at the Same Level	3 Years	3 Years	2 Years
Other Benefits	• Severance Pay times the current eligible percentage rate of Xylem’s contributions to applicable retirement savings plans • One year of outplacement services

In the event severance payments under the plan would constitute an “excess parachute payment” within the definition of Section 280G of the IRC, payments would be provided based on whichever option would provide a better after-tax benefit to the NEO:

•	the aggregate of all severance payments reduced so the present value of payments does not exceed the Safe Harbor Amount as defined by the IRC; or
•	the aggregate of all severance payments without a reduction.

Xylem 2022 Proxy Statement  |  65

Potential Post-Employment and Change of Control Compensation

The following table reflects the estimated amount of compensation payable to each of the Company’s NEOs upon termination of employment under various scenarios. The amounts shown are calculated using an assumed termination date effective as of December 31, 2021. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes and may not represent the actual amount payable if an eligible termination event were to occur.

Name	Death/ Disability ($ in millions)(1)	Termination Not For Cause ($ in millions)(2)	Change of Control Termination Not for Cause/ With Good Reason ($ in millions)(3)
Patrick K. Decker	5.9	5.1	32.2
Sandra E. Rowland	0.9	0.7	7.2
Colin R. Sabol	1.1	1.1	7.6
Matthew F. Pine	4.1	0.5	15.6
Hayati Yarkadas	0.8	0.6	5.4

(1)

This is a potential lump-sum payment related to the acceleration of unvested equity awards which would have occurred if an NEO had died or become disabled as of December 31, 2021. Equity awards vest according to the terms described in “Our Executive Compensation Program - Long-term Incentive Plan”. The amounts shown reflect the market value of RSUs, PSUs (pro-rated based on actual performance), and unvested in-the-money stock options based on the Company’s December 31, 2021 closing price of $119.92.

(2)	The amounts shown consist of the following potential payments if a NEO had been terminated not for cause as of December 31, 2021:
a.

Severance Pay under the SESPP, except for Mr. Decker, who would be paid an amount equal to two times the total of his current annual salary and average AIP payout for 2019-2021 performance years based on the severance arrangement included in his letter of agreement filed with our Quarterly Report on Form 10-Q on April 29, 2014. The amounts are paid in the form of periodic payments according to the regular payroll schedule over the severance period.

b.	The Company’s portion of health and life insurance premium paid monthly for the duration of the severance period under the SESPP.
(3)	The amounts shown consist of the following potential payments upon termination not for cause or with good reason within two years of change of control:
a.	Severance Pay under the SSESPP, which is paid in the form of periodic payments according to the regular payroll schedule over the severance period.
b.

A lump-sum payment for unvested equity awards that would vest according to the terms described in “Our Executive Compensation Program — Long-term Incentive Plan.” The amount reflects the market value of RSUs, PSUs (assuming 71% payout for the 2019 award and target performance for the 2020 and 2021 annual awards and the 2021 ESG awards) and in-the-money stock options based on the Company’s December 31, 2021 closing price of $119.92.

c.	A lump-sum payment equal to Severance Pay times the then current eligible percentage for the Company’s contribution to the Xylem retirement savings plans as provided under the SSESPP.
d.	The Company’s portion of health and life insurance premiums under the SSESPP.
e.	A lump-sum payment equal to the cost of outplacement services for one year following the termination under the SSESPP.

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CEO Pay Ratio

Mr. Decker’s annual total compensation for 2021 was $10.4 million as disclosed in the Summary Compensation Table. The annual total compensation of the employee identified at median was $55,094.  As a result, the ratio of these amounts was 190:1.

We identified the median compensated individual of all our employees (excluding the CEO) through the following process:

•	We used the global employee population active as of December 31, 2021. This included all full-time, part-time, temporary and seasonal workers.
•

To identify the median employee, we used the following consistently applied compensation measure for 2021: salary, annual incentive, commission, bonus, overtime pay and grant date fair value of any long-term incentive awards. For regular full-time and part-time employees (other than temporary, seasonal or other non-permanent employees) who were not employed for the full year 2021, compensation was annualized.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to the shares of Xylem common stock that may be issued under equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders (1)	2,725,409(2)	$64.12(3)	4,410,038
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,725,409	$64.12(3)	4,410,038

(1)	Includes the Xylem 2011 Omnibus Incentive Plan and ITT 2003 Equity Incentive Plan.
(2)

The 2011 Omnibus Incentive Plan includes 1,826,331 shares of stock options, 483,100 shares underlying restricted stock and RSUs, and 414,623 shares underlying PSUs at target.  The ITT 2003 Equity Incentive Plan includes 1,355 shares of RSUs.

(3)	Represents weighted average exercise price of outstanding stock options only.

VOTING AND MEETING INFORMATION

Who is entitled to vote? You can vote if you owned shares of Xylem’s common stock as of the close of business on March 14, 2022, the record date. On the record date, 180,092,664 shares of Xylem common stock were outstanding. Each share is entitled to one vote.

What is the difference between a registered owner and a beneficial owner? If the shares you own are registered in your name directly with our transfer agent, Equiniti Trust Company, you are the “registered owner” and the shareholder of record with respect to those shares.

If the shares you own are held in a stock brokerage account, bank, one of Xylem’s employee savings plans or by another holder of record, you are considered the “beneficial owner.”  As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the Internet.

How do I vote? We encourage you to vote as soon as possible, even if you plan to attend this year’s virtual Annual Meeting to be held exclusively via webcast.

•	If you are a “registered owner,” you can vote either online during the Annual Meeting or by proxy.
•

If you are a “beneficial owner,” but do not hold your shares through one of Xylem’s employee savings plans, you can vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and would like to vote online during the virtual Annual Meeting, you will need to obtain a written proxy, executed in your favor, from the shareholder of record (your bank or broker).

•

If your shares are held through one of Xylem’s employee savings plans, you can vote by submitting voting instructions to your plan trustee, as described below. Your shares cannot be voted online during the Annual Meeting.

If you choose to vote by proxy, you can do so in one of three ways:

By Internet	By Telephone	By Mail
www.proxyvote.com	1-800-690-6903 (United States and Canada only)	Mark, date and sign your proxy card or voting instruction form and return it in envelope provided

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How do I vote if I am a participant in one of Xylem’s employee retirement savings plans? If you participate in any of the Xylem retirement savings plans for employees, your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. Xylem plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, at 51 Mercedes Way, Edgewood, New York 11717, or vote by telephone or the Internet. Instructions for shares in Xylem savings plan accounts must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 9, 2022.

Can I vote by filling out and returning the Notice of Internet Availability of Proxy Materials? No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it.

How will my shares be voted at the online Annual Meeting? If you decide to vote by proxy, the persons indicated on your proxy card or voting instruction form (the “proxies”) will vote your shares in accordance with your instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by our Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the Annual Meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

Can I revoke my proxy? You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or by casting a new vote on the Internet or by telephone. You can also send a written notice of revocation to our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, NY 10573. You can also revoke your proxy by attending the online Annual Meeting and voting online during the Annual Meeting. If you are a registered owner, you can vote your shares online during the Annual Meeting. If you are a beneficial owner (other than a holder of shares through one of Xylem’s employee retirement savings plans), you will need to first obtain a written proxy executed in your favor from your record holder (bank or broker) to be able to vote online during the Annual Meeting.

What is a quorum for the Annual Meeting? A quorum is required in order to hold a valid meeting. To have a quorum, shareholders entitled to cast a majority of votes at the online Annual Meeting must be present online at the Annual Meeting or by proxy. Broker non-votes and abstentions do not affect the determination of whether a quorum is present.

How do I attend and participate in the online Annual Meeting? As part of our precautions regarding the coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders, director nominees, officers and employees, the Annual Meeting is being held exclusively online via webcast. If you are a shareholder of record as of the close of business on March 14, 2022, you may attend, vote, ask questions and view the list of shareholders of record as of March 14, 2022 during the meeting, by logging into the meeting at www.virtualshareholdermeeting.com/XYL2022. To log in, you will need your unique 16-digit control number, which is found on your Notice, proxy card or the instructions that accompanied your proxy materials (in the box marked by an arrow).

If you have questions during the meeting that are pertinent to Xylem and the meeting matters, you may type them at any point during the meeting into the dialog box provided (until the floor is closed to questions). As part of the online Annual Meeting, we will hold a live webcast Q&A session, during which we intend to answer all pertinent questions submitted in accordance with the meeting’s rules of conduct (to be provided at the start of the meeting), as time permits.

The audio broadcast of the Annual Meeting will be archived and available for replay for at least one year at www.virtualshareholdermeeting.com/XYL2022.

What is broker discretionary voting? Under NYSE rules, brokerage firms may vote in their discretion on certain routine matters on behalf of beneficial owners who have not provided voting instructions. In contrast, brokerage firms are not permitted to vote in their discretion on non-routine matters. Of the matters to be voted on at the Annual Meeting as described in this Proxy Statement, only Proposal 2, the ratification of the appointment of the independent auditor, is considered to be “routine,” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you.

Xylem 2022 Proxy Statement  |  69

What are the voting requirements to elect the directors and to approve the proposals to be voted on at the Annual Meeting?

Proposal	Vote Required (1)	Broker Discretionary Voting Allowed	Board Recommendation
Election of Directors	Majority of votes cast. Votes cast “for” a director must exceed the votes cast “against” that director	No	FOR (each nominee)
Ratification of the appointment of Deloitte & Touche LLP for 2022	Votes cast “for” the proposal must exceed votes cast “against” the proposal	Yes	FOR
Advisory vote to approve named executive officer compensation	Votes cast “for” the proposal must exceed votes cast “against” the proposal	No	FOR

(1)	Abstentions and broker non-votes are not considered as votes cast and will have no effect on the vote outcome for these matters.

What if a director nominee fails to be elected by a majority of votes cast? Our By-laws provide that in uncontested elections, any director nominee who fails to be elected by a majority of votes cast, but who also is a director at the time, shall promptly provide a written resignation, as a holdover director, to the independent Board Chair or the Corporate Secretary. Our Nominating & Governance Committee will promptly consider the resignation and all relevant facts and circumstances concerning any vote, and the best interests of the Company and our shareholders, and will make a recommendation as to whether the Board should accept such resignation. The Board will act on the Nominating & Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Who counts the votes? Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and an agent of Broadridge will act as one of our Inspectors of Election for the online Annual Meeting. The other Inspector of Election will be an employee of the Company.

Who will pay for the costs of this proxy solicitation? Xylem will pay the cost incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for a fee of $10,000. In addition, we may reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies in person, by mail, by telephone or through electronic communications. They will not receive any additional compensation for these activities.

I participate in a Xylem employee retirement savings plan and I am a shareholder of record of shares of Xylem common stock. How many proxy cards will I receive? You will receive only one proxy card. Your Xylem savings plan shares and any shares you own as the shareholder of record will be set out separately on the proxy card.

How many shares are held by participants in the Xylem employee retirement savings plans? As of the close of business on March 14, 2022, the record date, Fidelity Investments, the trustee of the Company stock in the Xylem employee retirement savings plans, held 259,973 shares of Xylem common stock (approximately 0.14% of the outstanding shares).

Where can I find the voting results? Preliminary results will be reported during the online Annual Meeting. We will timely report final results in a filing with the SEC via a Current Report on Form 8-K.

70  | Xylem 2022 Proxy Statement

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of providing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our 2022 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021, and voting via the Internet. We expect to mail the Notice and to begin mailing our proxy materials on or about March 29, 2022.

Electronic Delivery of Proxy Materials. If you received a paper copy of this Proxy Statement and would like to receive future proxy statements and annual reports on Form 10-K electronically, you can submit your request at www.proxyvote.com, the Internet voting site hosted by Broadridge. Registering for electronic delivery enables you to receive Xylem’s Annual Report on Form 10-K and Proxy Statement more quickly and to access them at your convenience, while conserving natural resources and lowering printing and mailing costs.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.xylem.com) and select "About Xylem” and then select "Access Financial Information” under the “Investors” heading, and then select “SEC Filings.” Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules, are also available without charge to shareholders by writing to our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, NY 10573.

HOUSEHOLDING – REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and same last name and who do not participate in electronic delivery or Internet access of proxy materials, will receive only one copy of the Company’s Annual Report on Form 10-K and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue to receive individual copies. By reducing duplicate mailings, we are able to conserve natural resources and lower the costs of printing and distributing our proxy materials.

If you are currently receiving multiple copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution if you are a beneficial owner. If you are a registered owner, you may contact us by writing to our Corporate Secretary or by emailing investor.relations@xylem.com.

Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

2023 SHAREHOLDER PROPOSALS

Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), shareholder proposals must be submitted in accordance with SEC Rule 14a-8 and must be received by our Corporate Secretary at Xylem Inc., 1 International Drive, Rye Brook, NY 10573 by no later than the close of business on November 29, 2022.

Director Nominations for Inclusion in our Proxy Materials (Proxy Access). In 2016, we amended our By-laws to permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of Xylem common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to 20% of our existing Board or two nominees, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-laws. Under our By-laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address noted above no earlier than the close of business on October 30, 2022, and no later than the close of business on November 29, 2022. In the event that the date

Xylem 2022 Proxy Statement  |  71

of the 2023 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 150 calendar days prior to the 2023 Annual Meeting and (ii) not later than 120 calendar days prior to the 2023 Annual Meeting or 10 calendar days following the date on which public announcement of the 2023 Annual Meeting is first made, whichever is later.

Director Nominations and Other Proposals to be Brought Before the 2023 Annual Meeting of Shareholders. Under our By-laws, if a shareholder wishes to present other business or nominate a director candidate directly at the 2023 Annual Meeting, rather than for inclusion in our proxy statement, a timely notice of such business or nomination must be received by our Corporate Secretary at the address noted above no earlier than the close of business on November 29, 2022 and no later than the close of business on December 29, 2022. In the event that the date of the 2023 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 120 calendar days prior to the 2023 Annual Meeting and (ii) not later than 90 calendar days prior to the 2023 Annual Meeting or 10 calendar days following the date on which public announcement of the 2023 Annual Meeting is first made, whichever is later. Such notice must comply with the requirements of our By-laws. SEC rules permit management to vote proxies at its discretion in certain cases if the shareholder does not comply with the advance notice provisions of our By-laws.

In addition, if a shareholder wishes to solicit proxies in support of nominees submitted under the advance notice provision of our By-laws under Rule 14a-19, the SEC’s universal proxy rule, notice must be received by our Corporate Secretary at the address noted above no later than the close of business on March 13, 2023.

72  | Xylem 2022 Proxy Statement

Xylem Inc.
Our vision is simple.
We devote our technology, time and talent to advance the smarter use of water.
We look to a future where global water issues do not exist.

SCAN TO   VIEW MATERIALS & VOTE  WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.  BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.  Internet and telephone voting are available through 11:59 PM (ET) the day before the Annual Meeting. Your Internet or telephone vote authorizes the named proxies to  vote the shares in the same manner as if you marked, signed and returned your  proxy card. If you vote your proxy by Internet or by telephone, you do not need to  mail back your proxy card.  VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.  During The Meeting - Go to www.virtualshareholdermeeting.com/XYL2022  You may attend the meeting via the Internet and vote during the meeting. Have the information  that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY TELEPHONE - 1-800-690-6903  Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  XYLEM INC.  1 INTERNATIONAL DRIVE  RYE BROOK, NEW YORK 10573  D72122-P68192-Z81969  XYLEM INC.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1,  AND "FOR" PROPOSALS 2 AND 3.  1. Election of eleven members of the Xylem Inc.  Board of Directors.  Abstain  Against  For   !  !  !   1a. Jeanne Beliveau-Dunn  !  !  !   1b. Patrick K. Decker  Abstain  Against  For   !  !  !  !  !  !   1c. Robert F. Friel  2. Ratification of the appointment of Deloitte & Touche LLP  as our independent registered public accounting firm  for the fiscal year ending December 31, 2022.  !  !  !   1d. Jorge M. Gomez  !  !  !  !  !  !  3. Advisory vote to approve the compensation of our  named executive officers.   1e. Victoria D. Harker  !  !  !   1f. Steven R. Loranger  !  !  !   1g. Mark D. Morelli  !  !  !   1h. Jerome A. Peribere  !  !  !   1i. Markos I. Tambakeras  !  !  !   1j. Lila Tretikov  !  !  !   1k. Uday Yadav  No  Yes   !  !  HOUSEHOLDING ELECTION - Please indicate if you consent  to receive certain future investor communications in a single  package per household.  (When signing as attorney, executor, administrator, trustee or  guardian, give full title. If more than one trustee, all should sign.)

Annual Meeting of Shareholders  Thursday, May 12, 2022, 11:00 a.m. (ET)  Online at: www.virtualshareholdermeeting.com/XYL2022  SEC PROXY ACCESS NOTICE   Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on  Thursday, May 12, 2022 at 11:00 a.m. (ET) online at www.virtualshareholdermeeting.com/XYL2022: The 2022 Notice  and Proxy Statement and 2021 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.  D72123-P68192-Z81969   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC.  FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2022.  The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kelly O'Shea and Dorothy Capers, or  either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareholder(s) would be  entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are  authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed  and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of  Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on  any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements.  For participants in a Xylem Retirement Savings Plan:  Your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will  vote the savings plan shares for which no voting instructions are received ("Undirected Shares") in the same proportion as the shares in the  same savings plan for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings  plans, participants are "named fiduciaries" to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan  account and their proportionate share of Undirected Shares. Participants under these plans should mail their confidential voting instruction card  to Broadridge, acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge before 11:59 p.m. (ET), on May 9, 2022. By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct  the trustee of the savings plan to vote these shares, by proxy, as designated herein, at the Annual Meeting.  The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and  at any adjournments or postponements.  (Continued, and to be dated and signed on the reverse side)

or postponements.   (Continued, and to be dated and signed on the reverse side)